EXHIBIT 10.24
FIRST AMENDMENT TO FIRST AMENDED
AND RESTATED CREDIT AGREEMENT
     This FIRST AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 9, 2009 (this “Amendment”), is executed by and among LAWSON PRODUCTS, INC., a Delaware corporation (“Lawson”), with its principal place of business and chief executive office at 1666 E. Touhy Ave., Des Plaines, Illinois, 60018, various SUBSIDIARIES OF LAWSON identified on the signature pages hereto (collectively, the “Borrower”), and BANK OF AMERICA, N.A., successor by merger to LASALLE BANK NATIONAL ASSOCIATION (together with its successors and assigns, the “Lender”).
R E C I T A L S:
     A. The Borrower and the Lender are party to a First Amended and Restated Credit Agreement dated as of November 7, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lender agreed to provide to the Borrower a revolving credit facility in the original maximum principal amount of $75,000,000.
     B. The Borrower has requested that the Lender agree to amend various provisions of the Credit Agreement and the Lender is willing to agree to such amendments on the terms and subject to the conditions set forth herein.
     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender hereby agree as follows:
A G R E E M E N T S:
     1. RECITALS. The foregoing Recitals are hereby made a part of this Amendment.
     2. DEFINITIONS. Capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the Credit Agreement.
     3. AMENDMENTS.
          3.1. Amendments to Credit Agreement. The Credit Agreement is amended and restated in its entirety as set forth on Exhibit A hereto.
          3.2. Amendments to Exhibit A1 to Credit Agreement. Exhibit A1 to the Credit Agreement is amended and restated in its entirety as set forth on Exhibit B hereto.
          3.3. Amendments to Exhibit A2 to Credit Agreement. Exhibit A2 to the Credit Agreement is amended and restated in its entirety as set forth on Exhibit C hereto.
          3.4. Amendments to Schedule 6.12 to Credit Agreement. Schedule 6.12 to the Credit Agreement is amended and restated in its entirety as set forth on Exhibit D hereto.
          3.5. Amendments to Schedule 8.2 to Credit Agreement. Schedule 8.2 to the Credit Agreement is amended and restated in its entirety as set forth on Exhibit E hereto.

     4. ACKNOWLEDGMENT OF BORROWER. Each Borrower hereby acknowledges and agrees that, to the best of its knowledge: (a) none of the Borrowers has any defense, offset, or counterclaim with respect to the payment of any sum owed to the Lender under the Loan Documents, or with respect to the performance or observance of any warranty or covenant contained in the Loan Documents; and (b) the Lender has performed all obligations and duties owed to the Borrower through the date of this Amendment.
     5. REPRESENTATIONS AND WARRANTIES. To induce Lender to enter into this Amendment, the Borrowers make the following representations and warranties to the Lender on a joint and several basis, each of which shall survive the execution and delivery of this Amendment:
          5.1. Compliance with Credit Agreement. On the date hereof, no Default or Event of Default has occurred and is continuing.
          5.2. Representations and Warranties. On the date hereof, and after giving effect to this Amendment, the representations and warranties of each Borrower in the Loan Documents are true and correct in all material respects (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date).
          5.3. Power and Authority. Each Borrower is duly authorized to execute, deliver and perform this Amendment. The execution, delivery and performance of this Amendment and the Credit Agreement, as amended hereby, have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of capital stock of, or other equity interest in, any Borrower, other than those already obtained; (b) contravene the terms of the Borrower’s Articles of Incorporation and by-laws, Articles of Organization and Operating Agreement, or other such similar entity formation and operating agreement; (c) contravene any contractual or governmental restriction binding upon the Borrower; or (d) except in favor of the Lender pursuant to the Security Documents, result in the imposition of any Lien upon any property of the Borrower under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which the Borrower is a party or by which it or any of its property may be bound or affected.
          5.4. Enforceability. This Amendment and the Credit Agreement, as amended hereby, are legal, valid and binding obligations of each Borrower, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
     6. CONDITIONS PRECEDENT. This Amendment shall become effective (the “First Amendment Effective Date”) as of the date above first written after receipt by Lender of the following:
          6.1. Amendment. This Amendment executed by Borrower and Lender.
          6.2. Replacement Note. A Replacement First Amended and Restated Promissory Note issued and delivered by the Borrowers to the Lender.
          6.3. Security Documents. A Security Agreement, Patent and Trademark Security Agreement, and Copyright Security Agreement, each in form and substance satisfactory to the Lender and executed by each Borrower and Lender.

          6.4. UCC Matters. Acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence satisfactory to Lender that such Liens are the only Liens upon the Collateral, except Permitted Liens.
          6.5. Company Certificates. A certificate of a duly authorized officer of each Borrower, certifying (i) that true and complete copies of such Borrower’s Articles of Incorporation and by-laws, Articles of Organization and Operating Agreement, or other such similar entity formation and operating agreement and all amendments thereof are attached thereto (or have not been amended or modified since the Closing Date); (ii) that true, correct and complete copies of the resolutions adopted by the unanimous written consent of the boards of directors or the written consent of the sole member of each Borrower authorizing the execution, delivery and performance by each Borrower of this Amendment and such other ancillary documents, instruments and certificates to which each Borrower is or is intended to be a party are attached thereto; and (iii) to the title, name and signature of each Person authorized to sign this Amendment and such other ancillary documents, instruments and certificates to which each Borrower is or is intended to be a party.
          6.6. Opinion of Counsel. A written opinion of Jenner & Block LLP, counsel to the Borrowers, in form and substance satisfactory to Agent
          6.7. Insurance Certificates. Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by Borrower as required by the Loan Documents.
          6.8. Other Documents. Such other documents, certificates, resolutions, and/or opinions of counsel as Lender may request.
          6.9. Payment of Amendment Fee. Payment of an amendment fee in the amount of $100,000.
          6.10. Payment of Legal Fees and Expenses. Payment of all legal fees and expenses of counsel to Lender that are owing in connection with the Credit Agreement and this Amendment and for which Borrower has received an invoice.
     7. GENERAL.
          7.1. Post-Closing Agreements. Borrower agrees to deliver to the Lender:
          (a) Within ninety (90) days following the First Amendment Effective Date, either (i) evidence that Borrower has closed its accounts with MB Financial Bank or (ii) duly executed Qualifying Control Agreements in respect of such accounts.
          (b) Within sixty (60) days following the First Amendment Effective Date, duly executed landlord waivers in respect of the following locations of Borrower following locations:
          (i) Des Plaines, IL
          (ii) Centralia, MO
          (iii) Memphis, TN
          (iv) Lenexa, KS
          (v) Stuttgart, AZ

          (c) Within forty-five (45) days following the First Amendment Effective Date, appropriate endorsements for the insurance certificates delivered on the First Amendment Effective Date.
          (d) Within thirty (30) days to obtain good standing certificate for Lawson Products, Inc., a Georgia corporation.
          7.2. Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE EXECUTED AND HAS BEEN DELIVERED AND ACCEPTED IN CHICAGO, ILLINOIS BY SIGNING AND DELIVERING IT THERE. ANY DISPUTE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS AND NOT THE CONFLICTS OF LAW PROVISIONS OF THE STATE OF ILLINOIS.
          7.3. Severability. WHEREVER POSSIBLE, EACH PROVISION OF THIS AMENDMENT SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS AMENDMENT SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE ONLY TO THE EXTENT OF SUCH LAW, SUCH PROVISION SHALL BE INEFFECTIVE ONLY TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS AMENDMENT.
          7.4. Successors and Assigns. Whenever in this Amendment there is reference made to any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the successors and assigns of Borrower and the successors and assigns of Lender, and the provisions of this Amendment shall be binding upon and shall inure to the benefit of said successors and assigns. Notwithstanding anything herein to the contrary, the Borrower may not assign or otherwise transfer its rights or obligations under this Amendment without the prior written consent of Lender.
          7.5. Continuing Force and Effect of Loan Agreement, Other Agreements, and Guaranty. Except as specifically modified or amended by the terms of this Amendment, all other terms and provisions of the Credit Agreement and the other Loan Documents are incorporated by reference herein, and in all respects, shall continue in full force and effect. Each Borrower, by execution of this Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Credit Agreement and the other Loan Documents.
          7.6. References to Loan Agreement. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import, and each reference to the Credit Agreement in any and all instruments or documents delivered in connection therewith, shall be deemed to refer to the Credit Agreement, as previously amended and as amended hereby.
          7.7. Expenses. Borrower shall pay all costs and expenses in connection with the preparation of this Amendment and other related loan documents, including, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of Lender. Borrower shall pay any and all stamp and other taxes, UCC search fees, filing fees, and other costs and expenses in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.

          7.8. Release of Claims Against Bank. In consideration of the Lender executing and delivering this Amendment, each of the Borrowers does each hereby release and discharge the Lender of and from any and all claims, harm, injury, and damage of any and every kind, known or unknown, legal or equitable, which any Borrower may have against the Lender from the date of their respective first contact with the Lender until the date of this Amendment, including any claim arising from any reports (environmental reports, surveys, appraisals, etc.) prepared by any parties hired or recommended by the Lender. Each of the Borrowers confirms to the Lender that they have reviewed the effect of this release with competent legal counsel of their choice, or have been afforded the opportunity to do so, prior to execution of this Amendment and do each acknowledge and agree that the Lender is relying upon this release in executing and delivering this Amendment.
          7.9. Counterparts. This Amendment may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart executed by the Borrower against whom enforcement is sought.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to First Amended and Restated Credit Agreement as of the date first above written.

BORROWERS:

LAWSON PRODUCTS, INC., a Delaware
corporation

By:	/s/ Thomas Neri
Name:	Thomas Neri
Title:	President

LAWSON PRODUCTS, INC., a Georgia
corporation

By:	/s/ Thomas Neri
Name:	Thomas Neri
Title:	President

LAWSON PRODUCTS, INC., a New Jersey
corporation

By:	/s/ Thomas Neri
Name:	Thomas Neri
Title:	President

LAWSON PRODUCTS, INC., a Nevada
corporation

By:	/s/ Thomas Neri
Name:	Thomas Neri
Title:	President

LAWSON PRODUCTS, INC., a Texas
corporation

By:	/s/ Thomas Neri
Name:	Thomas Neri
Title:	President
Signature page to First Amendment

LP SERVICE CO., an Illinois corporation

By:	/s/ Thomas Neri
Name:	Thomas Neri
Title:	President

LPI HOLDINGS, INC., an Illinois corporation

By:	/s/ Thomas Neri
Name:	Thomas Neri
Title:	President

CRONATRON WELDING SYSTEMS, LLC, a
North Carolina limited liability company

By:	/s/ Thomas Neri
Name:	Thomas Neri
Title:	President

DRUMMOND AMERICAN LLC, an Illinois
limited liability company

By:	/s/ Thomas Neri
Name:	Thomas Neri
Title:	President

ASSEMBLY COMPONENT SYSTEMS, INC., an
Illinois corporation

By:	/s/ Thomas Neri
Name:	Thomas Neri
Title:	Chief Executive Officer

AUTOMATIC SCREW MACHINE PRODUCTS
COMPANY, INC., an Alabama corporation

By:	/s/ Thomas Neri
Name:	Thomas Neri
Title:	Chief Executive Officer
Signature page to First Amendment

C. B. LYNN COMPANY, an Illinois corporation

By:	/s/ Thomas Neri
Name:	Thomas Neri
Title:	President

RUTLAND TOOL & SUPPLY CO., A Nevada
corporation

By:	/s/ Thomas Neri
Name:	Thomas Neri
Title:	Chief Executive Officer
Signature page to First Amendment

LENDER:

BANK OF AMERICA, N.A., a national banking
association

By:	/s/ David Bacon
Name:	David Bacon
Title:	Vice President

EXHIBIT A
(FIRST AMENDMENT CONFORMED VERSION)
FIRST AMENDED AND RESTATED CREDIT AGREEMENT
BY AND BETWEEN
BANK OF AMERICA, N.A., SUCCESSOR BY MERGER TO LASALLE BANK
NATIONAL ASSOCIATION
AND
LAWSON PRODUCTS, INC.,
AND CERTAIN OF ITS SUBSIDIARIES

FIRST AMENDED AND RESTATED CREDIT AGREEMENT
     This First Amended and Restated Credit Agreement together with all Exhibits and Schedules attached hereto and hereby made a part hereof (“Agreement”) is made as of the 7th day of November, 2008, by and between Lawson Products, Inc., a Delaware Corporation (“Lawson”), with its principal place of business and chief executive office at 1666 E. Touhy Ave., Des Plaines, Illinois, 60018, various Subsidiaries of Lawson listed on Schedule 6.12 hereof (Lawson and the Subsidiaries other than Lawson Canada may be referred to herein collectively as the “Borrower”), and BANK OF AMERICA, N.A., successor by merger to LASALLE BANK NATIONAL ASSOCIATION (the “Lender”), its successors and/or assigns.
PRELIMINARY STATEMENTS:
     A. Lender has heretofore made a loan (“Original Loan”) to Borrower in the maximum principal amount of Fifty Million and no/100 Dollars ($50,000,000) pursuant to the terms and conditions of a Credit Agreement dated as of March 27, 2001 between Borrower and Lender, (the “Existing Credit Agreement”), and as evidenced by a Promissory Note dated as March 27, 2001, in the principal amount of the Loan made payable by Borrower to the order of Lender (“Existing Note”).
     B. The Existing Credit Agreement has been amended (i) as of August 12, 2002 to, among other things, add a letter of credit subfacility; (ii) as of July 11, 2003 to, among other things, increase the availability under the letter of credit subfacility; (iii) as of May 31, 2005 to, among other things, increase the Maximum Facility to $75,000,000, (iv) as of November 30, 2006 to, among other things, modify the interest rate to be charged on the facility; (v) as of January 31, 2007 to, among other things, acknowledge Lawson’s liquidation and dissolution Assembly Component Systems, Limited, a United Kingdom corporation (“ACSL”), a Subsidiary of Lawson, and therefore release ACSL from the facility; (vi) as of June 21, 2007 to, among other things, increase the letter of credit subfacility and modify certain financial covenants; (vii) as of December 26, 2007 to, among other things, increase certain subfacilities and to modify certain financial covenants; and (viii) as of August 1, 2008, to, among other things, modify certain covenants to provide for the accounting of the Federal Settlement Amount, and waive certain Events of Defaults resulting from the Federal Settlement Amount. The Existing Credit Agreement, as amended by the aforedescribed modifications may be hereinafter referred to as the “Original Credit Agreement.”
     C. The Borrower and the Lender now desire to amend and restate the Original Credit Agreement, by entering into this Agreement to set forth the terms and conditions governing the Loans (as hereinafter defined).
     D. Each Subsidiary has determined that its joint and several liabilities under this Agreement are in furtherance of its corporate or other organizational purposes and in its best interest and that it will derive substantial benefit, whether directly or indirectly, from entering into such obligations by, among other things, enabling (i) each Subsidiary to receive proceeds from the Loan to be used as working capital, (ii) each Subsidiary to directly receive proceeds for capital expenditures or indirectly receive capital assets from capital expenditures made with the proceeds received by other Subsidiary and (iii) each Subsidiary to obtain additional capital in the future by direct borrowing or from the proceeds of borrowings of a Subsidiary or Affiliate.
     NOW THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein, the Borrower agrees to amend and restate the Original Credit Agreement in its entirety subject to and upon the following terms and conditions:
AGREEMENT
     For and in consideration of the foregoing, which is made a part hereof, the mutual promises, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1. DEFINITIONS.
     1.1 General Terms. When used herein, the following terms shall have the following meanings:
“Accounting Systems Letter” shall have the meaning set forth in subsection 7.1(G).
“Accounts” shall mean all present and future rights of the Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance.
“Affiliate” shall mean any Person (a) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Borrower, (b) that directly or beneficially owns or holds 25% or more of any class of the voting stock of the Borrower, or (c) 25% or more of the voting stock (or in the case of a Person which is not a corporation, 25% or more of the equity interest) of which is owned directly or beneficially or held by the Borrower. As used in this definition, “control” (including with correlative meanings the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Borrower.
“Applicable Margin” shall mean the rate per annum added to the BBA LIBOR Daily Floating Rate to determine the interest rate for BBA LIBOR Daily Floating Rate LIBOR Loans and added to the BBA LIBOR Rate (Adjusted Periodically) to determine the interest rate for BBA LIBOR Rate (Adjusted Periodically) LIBOR Loans, in each case as set forth on the Pricing Grid set forth on Grid A attached hereto and made a part hereof.
“Assets” shall mean the total of all assets appearing on a balance sheet of the Borrower prepared in accordance with GAAP (with Inventory being valued at the lower of cost or market).
“Authorized Officer” shall mean, at any time, an individual whose signature has been certified to Lender on behalf of Borrower pursuant to a Signature Authorization

Certificate actually received by Lender at such time and whose authority has not been revoked prior to such time in the manner prescribed in such Signature Authorization Certificate.
“BBA LIBOR Daily Floating Rate” shall mean a fluctuating rate of interest equal to the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by Lender from time to time) as determined for each banking day at approximately 11:00 a.m. London time two (2) Business Days prior to the date in question, for U.S. Dollar deposits (for delivery on the first day of such interest period) with a one month term, as adjusted from time to time in Lender’s sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs. If such rate is not available at such time for any reason, then the rate for that interest period will be determined by such alternate method as reasonably selected by Lender.
“BBA LIBOR Daily Floating Rate LIBOR Loan” or “BBA LIBOR Daily Floating Rate LIBOR Loans” shall mean that portion, and collectively those portions, of the aggregate outstanding principal balance of the Loans that bear interest at the BBA LIBOR Daily Floating Rate plus the Applicable Margin.
“BBA LIBOR Rate (Adjusted Periodically)” shall mean a rate of interest equal to the rate per annum equal to the BBA LIBOR, as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by Lender from time to time) as determined for each Adjustment Date at approximately 11:00 a.m. London time two (2) Business Days prior to the Adjustment Date, for U.S. Dollar deposits (for delivery on the first day of such Interest Period) for the applicable Interest Period, as adjusted from time to time in Lender’s sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs. If such rate is not available at such time for any reason, then the rate for that Interest Period will be determined by such alternate method as reasonably selected by Lender. The BBA LIBOR Rate (Adjusted Periodically) will be adjusted on the last day of every Interest Period (the “Adjustment Date”) and remain fixed until the next Adjustment Date. If the Adjustment Date in any particular month would otherwise fall on a day that is not a Business Day then, at Lender’s option, the Adjustment Date for that particular month will be the first Business Day immediately following thereafter.
“BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan” or “BBA LIBOR Rate (Adjusted Periodically) LIBOR Loans” shall mean that portion, and collectively those portions, of the aggregate outstanding principal balance of the Loans that bear interest at the BBA LIBOR Rate (Adjusted Periodically) plus the Applicable Margin.
“BBA LIBOR Request” shall mean a request by Lawson, on behalf of Borrower, for an advance, continuation, or conversion of a portion of a Revolving Loan pursuant to Section 2.6(H).
“Bank Products” shall mean any service or facility extended to the Borrower or any Subsidiary by the Lender or any Affiliate of the Lender, including: (a) credit cards, (b)

credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) Hedging Agreements.
“Bank Product Agreements” shall mean those certain agreements entered into from time to time by the Borrower with the Lender or any Affiliate of the Lender concerning Bank Products.
“Bank Product Obligations” shall mean all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Borrower to the Lender or any Affiliate of the Lender pursuant to or evidenced by the Lender Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.
“Bankruptcy Code” shall have the meaning set forth in subsection 6.6 hereof.
“Borrower” shall mean Lawson and the Subsidiaries of Lawson identified on Schedule 6.12 hereof with the exclusion of Lawson Canada.
“Business Day” shall mean a day other than Saturday or Sunday on which banks in Chicago are open for the transaction of banking business and if such day relates to BBA LIBOR, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market.
“Capital Expenditure” shall mean, as to any Person, any and all expenditures of such Person for fixed or capital assets, including, without limitation, the incurrence of capitalized lease obligations, all as determined in accordance with GAAP, except that capital expenditures shall not include expenditures for fixed or capital assets to the extent such expenditures are paid or reimbursed from the proceeds of insurance.
“Capitalized Lease” shall mean, as to any Person, at any time, any lease which, in accordance with GAAP, is required to be capitalized on the consolidated balance sheet of such Person at such time, and “capitalized lease obligations” of such Person at any time shall mean the aggregate amount which, in accordance with GAAP, is required to be reported as a liability on the consolidated balance sheet of such Person at such time as lessee under Capitalized Leases.
“Change in Control” shall mean the failure of Sidney L. Port or his Immediate Family to own individually, or through a trust or other entity for their benefit, including but not limited to Port Investments LLP, a Delaware Limited Liability Partnership, twenty percent (20%) or more of the shares of stock of Lawson.
“Closing Date” shall mean November 7, 2008, the closing of the Loans pursuant to the Agreement.
“Code ” shall have the meaning set forth in subsection 1.3 hereof.

“Collateral” shall mean all property described in any Loan Documents as security for any Liabilities.
“Collateral Assignment” shall mean the Collateral Assignment of Debt Instruments, dated as of the Closing Date, by Borrower to and for the benefit of the Lender.
“Commercial Card Obligations” shall mean Bank Product Obligations owing by the Borrower to Lender or any Affiliate of the Lender for purchase cards pursuant to the Master Commercial Card Agreement (as hereinafter defined).
“Contingent Liability” and “Contingent Liabilities” shall mean, respectively, each obligation and liability of the Borrower and all such obligations and liabilities of the Borrower incurred pursuant to any agreement, undertaking or arrangement by which the Borrower: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including without limitation, any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.
“Current Assets” and “Current Liabilities” — “Current Assets” shall mean the amount of all current assets (exclusive of prepaid expenses) which would be classified as such on a balance sheet prepared in accordance with GAAP. “Current Liabilities” shall mean the amount of all current liabilities which would be classified as such on a balance sheet prepared in accordance with GAAP, and which include, without limitation, trade debt, all accrued liabilities, the current portions of long-term debt and Capitalized Lease obligations.

“Debt” shall mean, as to any Person, without duplication, (a) all indebtedness of such Person; (b) all borrowed money of such Person (including principal, interest, fees and charges), whether or not evidenced by bonds, debentures, notes or similar instruments; (c) all obligations to pay the deferred purchase price of property or services; (d) all obligations, contingent or otherwise, with respect to the maximum face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations; (e) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided, however, if such Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property subject to such Lien at the time of determination); (f) the aggregate amount of all Capitalized Lease Obligations of such Person; (g) all Contingent Liabilities of such Person, whether or not reflected on its balance sheet; (h) all Hedging Obligations of such Person; (i) all Debt of any partnership of which such Person is a general partner; and (j) all monetary obligations of such Person under (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). Notwithstanding the foregoing, Debt shall not include trade payables and accrued expenses incurred by such Person in accordance with customary practices and in the ordinary course of business of such Person.
“Deposit Inventory System” shall have the meaning set forth in Schedule 3.4 hereof.
“Default” shall mean the occurrence or existence of any one or more of the events described in subsection 9.l hereof.
“Distribution” shall mean any declaration or payment of a distribution, interest or dividend on any equity interest (other than payment-in-kind); any distribution, advance or repayment of Indebtedness to a holder of equity interests; or any purchase, redemption, or other acquisition or retirement for value of any equity interest.
“EBITDA” for any period, shall mean the Borrower’s pretax net income (determined on a consolidated basis in accordance with GAAP) before interest, tax distributions, dividends, state replacement tax expense, depreciation, amortization expense (of intangibles, including, without limitation, capitalized fees and goodwill) and other noncash expenses determined in accordance with GAAP (including, without limitation, charge-offs of goodwill and write-downs of key man life insurance), plus, to the extent included in determining net income, severance costs expensed in 2009.
“Environmental Lien” shall mean a Lien in favor of any governmental entity for (a) any liability under federal or state environmental laws or regulations, or (b) damages arising from costs incurred by such governmental entity in response to a release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, any successor statute, and any regulations promulgated thereunder.
“ERISA Affiliate” shall mean with respect to Lawson (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as Lawson; (ii) a trade or business under common control (within the meaning of Section 4 14(c) of the Internal Revenue Code) with Lawson; or (iii) a member of the same affiliated service group (within the meaning of Section 4 14(m) of the Internal Revenue Code) as Lawson.
“Event of Default” shall mean any event that, if it continues uncured, will, with lapse of time or notice or both, constitute a Default.
“Federal Settlement” shall mean that certain agreement between the Borrower and the United States of America dated on August 11, 2008 whereby the Borrower reached a settlement with the United States of America resulting from an ongoing investigation of certain “gifting” practices of employees of the Borrower made to United States federal government employees.
“Federal Settlement Amount” shall mean the payment of the aggregate principal amount of $30,000,000 to settle all claims of the United States of America relating to the “gifting” practices, payable by the Borrower in three (3) annual installments with the first payment made in August, 2008.
“Financials” shall have the meaning set forth in subsection 6.4 hereof.
“First Amendment” shall mean the First Amendment to First Amended and Restated Credit Agreement, dated as of March [10], 2009, by and between Lender and Borrower.
“First Amendment Effective Date” shall have the meaning set forth for that term in the First Amendment.
“Fiscal Quarter” shall mean a period, three (3) months in duration, beginning on January 1, April 1, July 1, or October 1 of any Fiscal Year.
“Fiscal Year” shall mean a period, twelve (12) months in duration commencing on January 1 and ending on December 31.
“Funded Debt” shall mean, as to any Person, all Debt of such Person that matures more than one year from the date of its creation (or is renewable or extendible, at the option of such Person, to a date more than one year from such date).
“GAAP” shall mean generally accepted accounting principles as in effect on the date hereof in accordance with the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board and the American Institute of Certified Public Accountants (or their successors), and as applied in a manner consistent with preparation of the Financials, subject to the provisions of subsection 1.2.

“Good Faith” shall have the meaning set forth for that term in Section 1-201(19) of the Code, provided that Good Faith shall also mean the absence of malice or capriciousness on the part of Lender.
“Guaranteed Indebtedness” of any Person means all Indebtedness referred to in the definition of “Indebtedness” in this Section guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person (or secured by any assets of such Person) regardless of whether the liability of such Person is limited to such assets or otherwise nonrecourse through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness; (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss; (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered); or (iv) otherwise to assure a creditor against loss or to grant a security interest in property for the benefit of any such creditor.
“Hedging Agreement” shall mean any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.
“Hedging Obligation” shall mean, with respect to any Person, any liability of such Person under any Hedging Agreement.
“Immediate Family” shall mean the spouse, former spouse, children, grandchildren, parents or grandparents of a Person.
“Indebtedness” of any Person means (without duplication), as of any specified date, the aggregate amount outstanding or owing under (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, all obligations in respect of principal, premium, if any, and interest payable on such indebtedness and all other obligations, contingent or otherwise, of such Person and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of, or other equity interest in, such Person or any other Person), but excluding current liabilities for trade payables and other current liabilities other than for money borrowed, incurred in the ordinary course of business; (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments; (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or Lender under such agreement in the event of default are limited to repossession or sale of such property); (d) all obligations of such Person under Capitalized Leases; (e) all Indebtedness referred to in clause (a), (b), (c) or (d) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such

Person has not assumed or become liable for the payment of such Indebtedness; (f) all Guaranteed Indebtedness of such Person; (g) all liabilities incurred by such Person or any ERISA Affiliate to the PBGC upon the termination under Section 4041 or Section 4042 of ERISA of any Pension Plan; (h) all Withdrawal Liabilities of such Person or any of its ERISA Affiliates; and (i) all increase in the amount of contributions required to be made by such Person and its ERISA Affiliates in each fiscal year of such Person to Multiemployer Plans, due to the reorganization or termination of any such Multiemployer Plan within the meaning of Title IV of ERISA, over the average annual amount of such contributions required to be made during the last three (3) years preceding such reorganization or termination.
“Interest Charges” shall mean, for any period, the sum of: (a) all interest, charges and related expenses payable with respect to that fiscal period to a lender in connection with borrowed money or the deferred purchase price of assets that are treated as interest in accordance with GAAP, plus (b) the portion of Capitalized Lease obligations with respect to that fiscal period that should be treated as interest in accordance with GAAP, plus (c) all charges paid or payable (without duplication) during that period with respect to any Hedging Agreements.
“Interest Period” shall mean a period of 30, 60, 90 or 180 days, as selected by Lawson, commencing on a Business Day selected by Lawson pursuant to this Agreement. All Interest Periods shall be subject to the following additional conditions: (i) each selection of an Interest Period shall be irrevocable for the period so selected; (ii) each Interest Period shall be selected in such a way that no Interest Period shall extend beyond the Maturity Date; and (iii) if any Interest Period ends on a day other than a Business Day, such Interest Period shall be extended to the next succeeding day which is a Business Day unless such succeeding day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Business Day.
“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.
“Inventory” shall mean any and all goods including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by the Borrower, which are held for sale or lease, furnished under any contract of service or held as raw materials, work-in-process or supplies, and all materials used or consumed in the Borrower’s business, and shall include such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by the Borrower.
“Lawson Canada” shall mean Lawson Products, Inc., a Canadian corporation.
“Legal Requirement” shall mean any requirement imposed upon Lender by any law of the United States of America or the United Kingdom or by any regulation, order, interpretation, ruling of official directive (whether or not having the force of law) of the Bank of England or any other board, central bank or governmental or administrative agency, institution or authority of the United States of America, the United Kingdom or any political subdivision of either thereof.
“Lending Affiliate” means (a) each office and branch of the Lender, and (b) each entity which, directly or indirectly, is controlled by or under common control with the Lender or which controls the Lender and each office and branch thereof.
“Letter of Credit” and “Letters of Credit” shall mean, respectively, a letter of credit and all such letters of credit issued by the Lender, in its sole discretion, upon the execution and delivery by the Borrower and the acceptance by the Lender of a Master Letter of Credit Agreement and a Letter of Credit Application, as set forth in Section 2.1(B) of this Agreement.
“Letter of Credit Obligations” shall mean, at any time, an amount equal to the aggregate of the original face amounts of all Letters of Credit minus the sum of (i) the amount of any reductions in the original face amount of any Letter of Credit which did not result from a draw thereunder, (ii) the amount of any payments made by the Lender with respect to any draws made under a Letter of Credit for which the Borrower has reimbursed the Lender, (iii) the amount of any payments made by the Lender with respect to any draws made under a Letter of Credit which have been converted to a Loan as set forth in Section 2.1(B), and (iv) the portion of any issued but expired Letter of Credit which has not been drawn by the beneficiary thereunder. For purposes of determining the outstanding Letter of Credit Obligations at any time, the Lender’s acceptance of a draft drawn on the Lender pursuant to a Letter of Credit shall constitute a draw on the applicable Letter of Credit at the time of such acceptance.
“Liabilities” shall mean all of the Borrower’s liabilities, obligations, and indebtedness to the Lender of any and every kind and nature, whether heretofore, now or hereafter owing, arising, due or payable and howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct, contingent, fixed or otherwise (including obligations of performance) and whether arising or existing under written agreement, oral agreement or operation of law, and all of the Borrower’s other indebtedness and obligations to the Lender under this Agreement and the other Loan Documents.
“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan(s)” shall mean, collectively, all Revolving Loans, the Letter of Credit Obligations, the Maximum Corporate Commercial Card Obligation, and the Maximum Hedging Obligation, under and pursuant to this Agreement.

“Loan Account” shall mean the loan account established on the books of the Lender established pursuant to Section 2.4 hereof.
“Loan Documents” shall mean, collectively, all agreements, instruments and documents, including, without limitation, this Agreement, the Note, the Security Documents, and all other written matter whether heretofore, now or hereafter executed by or on behalf of the Borrower and delivered to the Lender, in any case in connection with the Revolving Loans made hereunder, together with all agreements, documents or instruments referred to therein or contemplated thereby.
“Management Letter” shall have the meaning set forth in subsection 7.1(G) hereof.
“Maturity Date” shall mean November 7, 2011.
“Maximum Facility” shall mean the maximum amount which the Lender has agreed to consider as a ceiling on the Loans, including the outstanding principal balance of the revolving loans advanced and letters of credits issued hereunder, and the obligations for commercial cards and hedging, to be made to or for the account of the Borrower. The Maximum Facility shall be Fifty-Five Million and no/100 Dollars ($55,000,000) United States currency, unless permanently reduced at Lawson’s election pursuant to Section 2.3.
“Maximum Commercial Card Obligation” shall mean Bank Product Obligations incurred with respect to purchase cards pursuant to Master Commercial Card Agreement (as hereinafter defined), not to exceed at any, time Two Million and no/100 Dollars ($2,000,000).
“Maximum Hedging Obligation” shall mean any liability of a Person under any Hedging Agreement not to exceed at any time One Million and no/100 Dollars ($1,000,000).
“Maximum Letter of Credit Obligation” shall mean Ten Million and no/100 Dollars ($10,000,000).
“Multiemployer Plan” shall mean, with respect to any Person, an employee benefit plan defined in Section 4001(a) (3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by such Person or an ERISA Affiliate of such Person.
“Net Income” shall have the meaning provided, and shall be calculated provided in accordance with GAAP.
“Net Worth” shall mean at any time the total of Assets minus Liabilities.
“Note” shall have the meaning set forth in subsection 2.1 hereof.
“PBGC” shall mean the Pension Benefit Guaranty Corporation.
“Pension Plan” shall mean any employee pension benefit plan as defined in Section 3(2) of ERISA in respect of which Lawson or any ERISA Affiliate is, or at any time during the immediately preceding five (5) years was, an “employer” as defined in Section 3(5) of ERISA.
“Permitted Liens” shall have the meaning set forth in Section 8.1.
“Person” shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, or government (whether national, federal, state, provincial, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).
“Pledge Agreement” shall mean the Securities Pledge Agreement, dated as of the Closing Date, by Lawson in favor of the Lender.
“Property” shall have the meaning set forth in subsection 10.8(B).
“Real Property” means all of the Borrower’s right, title, and interest in all of those plots, pieces or parcels of land now owned, leased or hereafter acquired by the Borrower (the “Land”), including, without limitation, those more particularly described on Exhibit A1 as to properties owned by the Borrower, and Exhibit A2 with respect to properties leased or otherwise occupied, in whole or in part, by the Borrower, together with the right, title and interest of the Borrower in and to the following: the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, adjoining, or abutting the Land to the center line thereof, the air space and development rights pertaining to the Land and right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all easements now or hereafter benefiting the Land and all royalties and all rights appertaining to the use and enjoyment of the Land, including, without limitation, all alley, vault, drainage, mineral, water, oil, and gas rights, timber, sewers, pipes, conduits, wires, and other facilities furnishing utility or other services to the Land and other similar rights, together with all of the buildings and other improvements and fixtures now or hereafter erected on the Land.
“Responsible Officer” shall mean (i) any one or more of the officers of Borrower listed on Exhibit D, (ii) an officer elected or appointed by the Board of Directors of a Borrower to replace an officer listed on Exhibit D, or (iii) an officer not listed on Exhibit D but having substantially the same or similar responsibilities as an officer so listed on Exhibit D, including, but not limited to, officers of newly created or acquired subsidiaries.
“Revolving Loan” and “Revolving Loans” shall mean, respectively, each direct advance and the aggregate of all such direct advances made by the Lender to the Borrower under and pursuant to this Agreement, as set forth in Section 2.1 of this Agreement.
“Revolving Loan Availability” shall mean at any time, the Maximum Facility less the aggregate of (a) the Letter of Credit Obligations, (b) Maximum Corporate Commercial Card Obligation, and (c) the Maximum Hedging Obligation.
“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the Securities Exchange Commission or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.
“Security Agreement” shall mean the Security Agreement dated as of the First Amendment Effective Date by and among the Borrowers and the Lender.
“Security Documents” shall mean the Security Agreement, the Pledge Agreement, the Collateral Assignment, and all other agreements, instruments and documents now or hereafter executed and delivered in connection with this Agreement pursuant to which Liens are granted or perfected or purported to be granted or perfected in Collateral securing all or part of the Liabilities.
“Signature Authorization Certificate” shall mean a certificate, substantially in the form attached hereto as Exhibit B, now or hereafter executed on behalf of Lawson and delivered to Lender.
“Subsidiary” shall mean, with respect to any Borrower, any corporation or other entity of which more than fifty percent (50%) of the outstanding capital stock or other membership interest having ordinary voting power to elect a majority of the board of directors or controlling body of such corporation or entity (irrespective of whether at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by such Borrower.
“Term” shall mean the period from the Closing Date to the Maturity Date.
“Termination Event” shall mean (i) with respect to any Pension Plan, the occurrence of a reportable event described in Section 4043 of ERISA and the regulations issued thereunder; or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it is a “substantial employer” as defined in Section 400 1(a) (2) of ERISA; or (iii) the occurrence of an obligation of the Borrower or any ERISA Affiliate arising under Section 4041 of ERISA to provide participants in a Pension Plan and other affected parties with a written notice of intent to terminate the Pension Plan; or (iv) the institution of proceedings to terminate a Pension Plan by the Pension Benefit Guaranty Corporation; or (v) any other event or condition which might constitute grounds under Section 404 1(A) or 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a “Multiemployer Plan” (as defined in subsection 6.18 hereof).
“Third Party Goods” shall mean all raw materials, work-in-process and finished goods owned by Persons other than the Borrower and in Borrower’s possession.

“Total Debt” shall mean (a) all Debt of the Borrower, determined on a consolidated basis, excluding (i) Contingent Liabilities (except to the extent constituting Contingent Liabilities in respect of the Debt of a Person other than the Borrower or any Subsidiaries), (ii) Hedging Obligations, and (iii) Debt of the Borrower to Subsidiaries and Debt of Subsidiaries to the Borrower or to other Subsidiaries, plus (b) in the case of Borrower, any unpaid portion of the Federal Settlement Amount.
“UFCA” shall mean the Uniform Fraudulent Conveyances Act.
“UFTA” shall mean the Uniform Fraudulent Transfers Act.
“Upstream Payment” shall mean a Distribution by a Subsidiary of a Borrower to such Borrower.
“Withdrawal Liability” shall have the meaning given to such term under Part I of the Subtitle E of Title IV of ERISA.
     1.2 Accounting Terms. Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder shall be made and determined, both as to classification of items and as to amount, in accordance with GAAP. If any changes in accounting principles or practices from GAAP are occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which result in a change in the method of accounting in the calculation of financial covenants, standards or terms contained in this Agreement or any other Financing Agreement, the parties hereto agree to enter into negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating Borrower’s financial condition and performance will be the same after such changes as they were before such changes, and if the parties fail to agree on the amendment of such provisions, Borrower shall continue to provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes. Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by Borrower’s independent certified public accountants.
     1.3 Other Terms Defined in Illinois Uniform Commercial Code. All other terms contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided in the Uniform Commercial Code of the State of Illinois (the “Code”) to the extent the same are used or defined therein.
     1.4 Other Definitional Provisions. Whenever the context so requires, the neuter gender includes the masculine and feminine, the singular number includes the plural, and vice versa.
2. CREDIT.
     2.1 Loan, Purpose, etc.

     (A) Loan. Provided there does not then exist a Default or an Event of Default, subject to the provisions of Section 4 below, and subject to the other provisions and conditions of this Agreement, the Lender agrees, following the Borrower’s execution of this Agreement and all agreements and documents contemplated hereby, to advance to the Borrower on a revolving credit basis (collectively, the “Revolving Loan”) at such times as the Borrower may from time to time request, until, but not including, the Maturity Date, and in such amounts as the Borrower may from time to time request, provided, however that the aggregate principal balance of all Revolving Loans outstanding at any time shall not exceed the Revolving Loan Availability. Each advance to the Borrower under this subsection 2.1 shall be in multiples of Two Hundred Fifty Thousand Dollars ($250,000.00) and shall, on the day of such advance, be deposited, in immediately available funds, in Lawson’s demand deposit account with the Lender, or in such other account with the Lender as Lawson may, from time to time, designate. The Revolving Loans made by the Lender to the Borrower under this subsection 2.1 shall be evidenced, in part, by the promissory note of even date herewith in the form attached hereto as Exhibit C (the “Note”) with the blanks appropriately filled. The Liabilities evidenced by the Note shall become immediately due and payable, (i) as provided in subsection 9.1 hereof; (ii) without notice or demand upon the Maturity Date pursuant to subsection 2.8(A) hereof; or (iii) without notice or demand upon termination of this Agreement pursuant to subsection 2.8 hereof.
     (B) Letters of Credit. Subject to the terms and conditions of this Agreement and upon (i) the execution by the Borrower and the Lender of a Master Letter of Credit Agreement in form and substance acceptable to the Lender (together with all amendments, modifications and restatements thereof, the “Master Letter of Credit Agreement”), and (ii) the execution and delivery by the Borrower, and the acceptance by the Lender, in its sole and absolute discretion, of a Letter of Credit Application, the Lender agrees to issue for the account of the Borrower out of the Maximum Facility, such standby and/or trade Letters of Credit in the standard form of the Lender and otherwise in form and substance acceptable to the Lender, from time to time during the term of this Agreement, provided that the Letter of Credit Obligations may not at any time exceed the Maximum Letter of Credit Obligation and provided further, that no Letter of Credit shall have an expiration date later than the Letter of Credit Maturity Date. The Letter of Credit Obligations shall also be evidenced by the Note. The amount of any payments made by the Lender with respect to draws made by a beneficiary under a Letter of Credit for which the Borrower has failed to reimburse the Lender upon the earlier of (i) the Lender’s demand for repayment, or (ii) five (5) days from the date of such payment to such beneficiary by the Lender, shall be deemed to have been converted to a Loan as of the date such payment was made by the Lender to such beneficiary. Upon the occurrence of an Event of a Default and at the option of the Lender, all Letter of Credit Obligations shall be converted to Loans, all without demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower. To the extent the provisions of the Master Letter of Credit Agreement differ from, or are inconsistent with, the terms of this Agreement, the provisions of this Agreement shall govern.
     (C) Corporate Commercial Card Facility. Subject to the terms and conditions of this Agreement and upon the execution by the Borrower of a Commercial Card Agreement in form and substance acceptable to the Lender (together with all amendments, modifications and restatements thereof, the “Master Commercial Card Agreement”), the Lender agrees to issue for the account of the Borrower out of the Maximum Facility, such purchase cards in the standard form of the Lender and otherwise in form and substance acceptable to the Lender, from time to time during the term of this Agreement, provided that the Lender Product Obligations represented by purchase cards may not at any time exceed the Maximum Commercial Card Obligation. To the extent the provisions of the Master Commercial Card Agreement differ from, or are inconsistent with, the terms of this Agreement, the provisions of this Agreement shall govern.
     (D) Interest Rate Protection. The Borrower may, but is not obligated to enter into one or more Hedging Agreements on an ISDA standard form with a qualified counter party to hedge the interest rate, in form and substance reasonably satisfactory to the Lender. Such Hedging Agreement obligation shall be issued for the account of the Borrower out of the Maximum Facility. The Hedging Agreement Obligations may not at any time exceed the Maximum Hedging Agreement Obligation.
     (E) Purpose. The proceeds of the Revolving Loan shall be used by Borrower for working capital requirements and general corporate purposes and for future acquisitions.
     (F) Limits. The aggregate outstanding principal balance of the Revolving Loan, Letter of Credit Obligations, Commercial Card Obligations and Hedging Agreement Obligations shall not at any time exceed the Maximum Facility. In the event the aggregate outstanding principal balance of all Revolving Loans, Letter of Credit Obligations, Commercial Card Obligations and Hedging Agreement Obligations hereunder exceed the Maximum Facility, the Borrower shall, without notice or demand of any kind, immediately make such repayments of the Revolving Loan or take such other actions as shall be necessary to eliminate such excess.
     2.2 Prepayments. Borrower shall at any time and from time to time have the right to prepay, in whole or in part, the principal amount of the Revolving Loan outstanding or interest due without any penalty or premium. Such prepayment shall be applied in the following order of priority: (1) amounts (other than principal and interest) due and payable to Lender under this Agreement, the Note, or the other Loan Documents; (2) accrued but unpaid interest on the outstanding principal balance of the Revolving Loan; and (3) the outstanding principal balance of the Revolving Loan.
     2.3 Facility Reduction. Borrower may, at any time during the Term, elect to permanently reduce the Maximum Facility upon the following terms and conditions: (i) Lawson shall provide Lender an irrevocable written notice no less than thirty (30) days prior to the intended effective date of the permanent reduction to the Maximum Facility (the “Facility Reduction Notice”); (ii) the Facility Reduction Notice shall state the total amount of the intended reduction to the Maximum Facility (“Maximum Facility Reduction”) and the effective date of the Maximum Facility Reduction; (iii) the aggregate outstanding principal balance of the Revolving Loan as of the date of the Facility Reduction Notice shall not exceed the Maximum Facility as reduced by the Maximum Facility Reduction (the “Reduced Maximum Facility”); and (iv) the aggregate outstanding principal balance of the Revolving Loan subsequent to the Facility Reduction Notice shall not at any time thereafter exceed the Reduced Maximum Facility. Notwithstanding anything to the contrary contained in this Section 3.2 to the contrary, the Maximum Facility Reduction shall in no event be less than five million dollars ($5,000,000.00).

     2.4 The Borrower’s Loan Account. The Lender shall maintain a loan account (the “Loan Account”) on its internal data control system in which shall be recorded (i) all loans and advances made by the Lender to the Borrower pursuant to this Agreement, (ii) all payments made by the Borrower on all such loans and advances, and (iii) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest. All entries in the Borrower’s Loan Account shall be made in accordance with the Lender’s customary accounting practices as in effect from time to time. Subject to adjustments and objections (if any) pursuant to subsection 2.5 below, the Borrower promises to pay the amount reflected as owing by it under its Loan Account and all of its other obligations hereunder and under any other Loan Documents as such amounts become due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) pursuant to the terms of this Agreement and the other Loan Documents.
     2.5 Statements. All advances and other financial accommodations to the Borrower, and all other debits and credits provided for in this Agreement, shall be evidenced by entries made by the Lender in its internal data control systems showing the date, amount and reason for each such debit or credit. Until such time as the Lender shall have rendered to the Borrower written statements of account as provided herein, the balance in the Borrower’s Loan Account, as set forth on the Lender’s most recent printout, shall be rebuttably presumptive evidence of the amounts due and owing the Lender by the Borrower. Not more than twenty (20) days after the last day of each Fiscal Quarter, the Lender shall render to the Borrower a statement setting forth the balance of the Borrower’s Loan Account, including principal, interest, expenses and fees. Each such statement shall be subject to subsequent adjustment by the Lender but shall, absent manifest errors or omissions, be rebuttably presumed correct and shall constitute an account stated unless, within thirty (30) days after receipt of such statement from the Lender, the Borrower shall deliver to the Lender written objection thereto specifying the error or errors, if any, contained in such statement. Lender shall, upon request, provide supporting detail as to third party charges, such as attorneys’ fees.
     2.6 Interest and Fees.
     (A) Interest. Except as otherwise provided in this Section 2.6, the principal amount of the Revolving Loans outstanding from time to time shall bear interest at the Borrower’s option of either the BBA LIBOR Daily Floating Rate or the BBA LIBOR Rate (Adjusted Periodically). Accrued and unpaid interest on the unpaid principal balance of all Revolving Loans outstanding from time to time which are BBA LIBOR Daily Floating Rate LIBOR Loans, shall be due and payable monthly, in arrears, on the first day of each calendar month commencing with the first such date to occur after the date hereof and continuing on the first day of each calendar month thereafter, and on the Maturity Date. Accrued and unpaid interest on the unpaid principal balance of all Revolving Loans outstanding from time to time which are BBA LIBOR Rate (Adjusted Periodically) LIBOR Loans shall be payable on the last Business Day of each Interest Period, commencing on the first such date to occur after the date hereof, on the date of any principal repayment of a BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan and on the Maturity Date.
     (B) LIBOR Loan Prepayments. If, for any reason, a BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan is paid prior to the last Business Day of any Interest Period, whether voluntary, involuntary, by reason of acceleration or otherwise, each such prepayment of a BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan will be accompanied by the amount of accrued interest on the amount prepaid and any and all costs, expenses, penalties and charges incurred by Lender as a result of the early termination or breakage of a BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan, plus the amount, if any, by which (i) the additional interest which would have been payable during the Interest Period on the BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan prepaid had it not been prepaid, exceeds (ii) the interest which would have been recoverable by Lender by placing the amount prepaid on deposit in the domestic certificate of deposit market, the eurodollar deposit market, or other appropriate money market selected by Lender, for a period starting on the date on which it was prepaid and ending on the last day of the Interest Period for such BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan. The amount of any such loss or expense payable by Borrower to Lender under this section shall be determined in Lender’s sole discretion based upon the assumption that Lender funded its loan commitment for BBA LIBOR Rate (Adjusted Periodically) LIBOR Loans in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods which Lender deems appropriate and practical, provided, however, that Lender is not obligated to accept a deposit in the London Interbank Eurodollar market in order to charge interest on a BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan at the BBA LIBOR Rate (Adjusted Periodically).
     (C) BBA LIBOR Rate (Adjusted Periodically) Unavailability. If Lender determines in good faith (which determination shall be conclusive, absent manifest error) prior to the commencement of any Interest Period that (i) the making or maintenance of any BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan would violate any applicable law, rule, regulation or directive, whether or not having the force of law, (ii) United States dollar deposits in the principal amount, and for periods equal to the Interest Period for funding any BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan are not available in the London Interbank Eurodollar market in the ordinary course of business, (iii) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the BBA LIBOR Rate (Adjusted Periodically) to be applicable to the relevant BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan, or (iv) the BBA LIBOR Rate (Adjusted Periodically) does not accurately reflect the cost to Lender of a BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan, Lender shall promptly notify Borrower thereof and, so long as the foregoing conditions continue, none of the Loans may be advanced as a BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan thereafter. In addition, at Borrower’s option, each existing BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan shall be immediately (i) converted to a BBA LIBOR Daily Floating Rate LIBOR Loan on the last Business Day of the then existing Interest Period, or (ii) due and payable on the last Business Day of the then existing Interest Period, without further demand, presentment, protest or notice of any kind, all of which are hereby waived by Borrower.
     (D) Regulatory Change. In addition, if, after the date hereof, a regulatory change shall, in the reasonable determination of Lender, make it unlawful for Lender to make or maintain the BBA LIBOR Rate (Adjusted Periodically) LIBOR Loans, then Lender shall promptly notify Borrower and none of the Loans may be advanced as a BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan thereafter. In addition, at Borrower’s option, each existing BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan shall be immediately (i) converted to a BBA LIBOR Daily Floating Rate LIBOR Loan on the last Business Day of the then existing

Interest Period or on such earlier date as required by law, or (ii) due and payable on the last Business Day of the then existing Interest Period or on such earlier date as required by law, all without further demand, presentment, protest or notice of any kind, all of which are hereby waived by Borrower.
     (E) LIBOR Indemnity. If any regulatory change, or compliance by Lender or any Person controlling Lender with any request or directive of any governmental authority, central bank or comparable agency (whether or not having the force of law) shall (a) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, Lender; (b) subject Lender or any BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan to any tax, duty, charge, stamp tax or fee or change the basis of taxation of payments to Lender of principal or interest due from Borrower to Lender hereunder (other than a change in the taxation of the overall net income of Lender); or (c) impose on Lender any other condition regarding such Loan or Lender’s funding thereof, and Lender shall determine (which determination shall be conclusive, absent manifest error) that the result of the foregoing is to increase the cost to, or to impose a cost on, Lender or such controlling Person of making or maintaining such Loan or to reduce the amount of principal or interest received by Lender hereunder, then Borrower shall pay to Lender or such controlling Person, on demand, such additional amounts as Lender shall, from time to time, determine are sufficient to compensate and indemnify Lender for such increased cost or reduced amount.
     (F) Default Rate of Interest. Upon and after the occurrence of a Default and during the continuation thereof, the principal amount of the Revolving Loan then outstanding shall bear interest, calculated daily (computed on the actual days elapsed over a year of 360 days), at a rate per annum equal to three percent (3%) above the rate otherwise applicable to such outstanding Revolving Loan (the rate of interest calculated pursuant to this subsection 2.6(E) shall be referred to herein as the “Post Default Rate”).
     (G) Maximum Interest. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Note and charged or collected pursuant to the terms of this Agreement or pursuant to the Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and Lender shall promptly refund to Lawson any interest received by Lender in excess of the maximum lawful rate or, if so requested by Lawson, shall apply such excess to the principal balance of the Liabilities. It is the intent hereof that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under applicable law.
     (H) Borrowing Procedures.
(i)	Each Revolving Loan may be advanced either as a BBA LIBOR Daily Floating Rate LIBOR Loan or a BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan. Each Loan shall be made available to Borrower upon any written, verbal, electronic, telephonic or telecopy loan request which Lender in good faith believes to emanate from a properly authorized representative of Lawson, whether or not that is in fact the case. Each such request shall be effective upon receipt by Lender, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan, the initial Interest Period therefor. Borrower shall use commercially reasonable efforts to select Interest Periods so as not to require a payment or prepayment of any BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan during an Interest Period for such BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan. The final Interest Period for any BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan must be such that its expiration occurs on or before the Maturity Date. A request for a BBA LIBOR Daily Floating Rate LIBOR Loan must be received by Lender no later than 11:00 a.m. Chicago, Illinois time, on the day it is to be funded. A request for a BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan must be (i) received by Lender no later than 11:00 a.m. Chicago, Illinois time, three (3) Business Days before the day it is to be funded, and (ii) in an amount equal to One Million and 00/100 Dollars ($1,000,000.00) or a higher integral multiple of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00). The proceeds of each Loan shall be made available at the office of Lender by credit to the account of Borrower or by other means requested by Borrower and acceptable to Lender. Borrower does hereby irrevocably confirm, ratify and approve all such advances by Lender and does hereby indemnify Lender against losses and expenses (including court costs, attorneys’ and paralegals’ fees) and shall hold Lender harmless with respect thereto.
(ii)	LIBOR Conversion and Continuation Procedures. Upon notice to Lender as set forth above, Borrower may, by written, verbal, electronic, telephonic or telecopy notice from Lawson and subject to the terms and conditions of this Agreement, (a) elect, as of any Business Day, to convert any BBA LIBOR Daily Floating Rate LIBOR Loan into a BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan; or (b) elect, as of the last day of the applicable Interest Period, to continue any BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan having an Interest Period expiring on such day for a new Interest Period, or to convert any such BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan into a BBA LIBOR Daily Floating Rate LIBOR Loan. Such notice shall, in the case of a conversion into a BBA LIBOR Daily Floating Rate LIBOR Loan, be given before 11:00 a.m., Chicago time, on the proposed date of such conversion, and in the case of conversion into, or continuation of, BBA LIBOR Rate (Adjusted Periodically) LIBOR Loans, be given before 11:00 a.m., Chicago time, at least three (3) Business Days prior to the proposed date of such conversion or continuation, specifying in each case: (i) the proposed date of conversion or continuation; (ii) the aggregate amount of Loans to be converted or continued; (iii) the type of Loans resulting from the proposed conversion or continuation; and (iv) in the case of conversion into, or continuation of, BBA LIBOR Rate (Adjusted Periodically) LIBOR Loans, the duration of the requested Interest Period therefor. Each Interest Period occurring after the initial Interest Period of any BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan shall commence on the day on which the preceding Interest Period for such BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan expires. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, then the last day of such Interest Period shall occur on the immediately preceding Business Day. Whenever an Interest Period would otherwise end on a day of a month for which there is no numerically corresponding day in the calendar month, such Interest Period shall end on the last Business Day of such calendar month. If upon the expiration of any Interest Period applicable to a BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan, Borrower has failed to select timely a new Interest Period to be applicable to such LIBOR Loan, Borrower shall be deemed to have elected to convert such BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan to a BBA LIBOR Daily Floating Rate LIBOR Loan effective on the last day of such Interest Period, without demand, presentment, protest or notice of any kind, all of which are hereby waived by Borrower. Any conversion of a BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 2.6(D).
     (I) Number of Portions: At no time shall there exist more than six (6) separate BBA LIBOR Rate (Adjusted Periodically) LIBOR Loans during the Term.
     (J) Intentionally Omitted.
     (K) Unused Commitment Fee. The Borrower shall pay to Lender a fee (the “Unused Commitment Fee”) on the first day of each Fiscal Quarter commencing with the Fiscal Quarter commencing January 1, 2009, equal to (1) for all periods prior to the First Amendment Effective Date, the Unused Commitment Fee set forth on Grid A (as in effect prior to the First Amendment Effective Date) based on the face amount of the average daily unused amount of the Maximum Facility in excess of $7,500,000 during the immediately prior Fiscal Quarter, and (2) for all periods from and including to the First Amendment Effective Date, the Unused Commitment Fee set forth on Grid A (as in effect on and after the First Amendment Effective Date) based on the face amount of the average daily unused amount of the Maximum Facility during the immediately prior Fiscal Quarter. The Unused Commitment Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.
     2.7 Method for Making Payments. All payments of principal and interest hereunder shall be paid by automatic debit, wire transfer, check or in coin or currency which, at the time or times of payment, is the legal tender for public and private debts in the United States of America and shall be made at such place as Lender or the legal holder or holders of the Note may from time to time appoint in the payment invoice or otherwise in writing, and in the absence of such appointment, then at the offices of Lender at 135 South LaSalle Street, 7th Floor, Chicago, Illinois 60603. Payment made by check shall be deemed paid on the date Lender receives such check; provided, however, that if such check is subsequently returned to Lender unpaid due to insufficient funds or otherwise, the payment shall not be deemed to have been made and shall continue to bear interest until collected. Notwithstanding the foregoing, the final payment due hereunder must be made by wire transfer or other final funds. If requested by Lawson, interest, principal payments and any fees and expenses owed Lender from time to time will be deducted by Lender automatically on the due date from the designated Borrower’s account with Lender, as designated in writing by Lawson. Borrower will maintain sufficient funds in the account on the dates Lender enters debits authorized under the Note. If there are insufficient funds in the account on the date Lender enters any debit authorized by the Note, the debit will be reversed. Lawson may terminate this direct debt arrangement at any time by sending written notice to Lender at the address specified above.
     2.8 Maturity, Term.
     (A) Loan Maturity. The Revolving Loan, including the full outstanding principal balance thereon and all accrued and then unpaid interest thereon, if not sooner paid, shall be immediately due and payable without notice or demand on the Maturity Date.
     (B) Termination. This Agreement shall terminate at the end of the Term; provided, however, that the Lender shall retain the right to terminate this Agreement sooner at any time upon the occurrence and only during the continuance of a Default; and further provided, however, that notwithstanding any such termination all of the Lender’s rights and remedies under this Agreement shall survive such termination until all of the Liabilities have been fully paid and satisfied. Notwithstanding the foregoing, Lawson may by written notice to Lender terminate this Agreement at any time as provided above conditioned upon and subject to the prior payment by Borrower to Lender of all then outstanding principal and accrued interest and payment and performance of all other Liabilities. Upon the effective date of termination of this Agreement, all of the Liabilities (other than contingent and indemnity obligations) shall become immediately due and payable without notice or demand. Notwithstanding any termination, until all of the Liabilities shall have been fully paid and satisfied and all Loan Documents between the Borrower and the Lender shall have been terminated, all of the Lender’s rights and remedies under this Agreement and the other Loan Documents shall survive.
3.  INTENTIONALLY OMITTED.
4.  CONDITIONS OF ADVANCES.
     Notwithstanding any other provisions contained in this Agreement the making of any Loan shall be conditioned upon the following:
     4.1 Borrower’s Written Request. As to any BBA LIBOR Rate (Adjusted Periodically) LIBOR Loan, Lawson shall comply with Section 2.6(H). In addition, prior to making any advance or loan, Lender shall have received copies of all documents required to have been delivered to the Lender pursuant to this Agreement (including, without limitation, subsection 7.1).
     4.2 Financial Condition. No material adverse change, as determined by the Lender in its sole discretion, in the financial condition or operations of the Borrower shall have occurred (a) at any time or times subsequent to the most recent annual financial statements provided pursuant to subsection 7.1(B) of this Agreement and (b) prior to the receipt of the first of such statements, at any time subsequent to receipt of the Financials.
     4.3 No Default. There shall not have occurred any Default or an Event of Default which is then continuing, nor shall any such Default or Event of Default occur after giving effect to the advance or loan.
     4.4 Representations and Warranties True and Correct. The representations and warranties of Borrower contained in this Agreement shall be true and correct in all material respects on and as of the date of any advance or loan, as though made on and as of such date, except for any waivers thereof expressly granted by an officer of Lender in writing delivered to Lawson.
     4.5 Other Requirements. The Lender shall have received, in form and substance satisfactory to the Lender, all certificates, orders, authorities, consents, affidavits, schedules, opinions, instruments, security agreements, financing statements, mortgages and other documents which are required hereunder, or which the Lender may at any time reasonably request.
     4.6 Conditions as to Initial Advance. Prior to the first Revolving Loan made hereunder, each of the conditions set forth on Schedule 4.6 hereto shall be fully performed in form and substance satisfactory to Lender and its legal counsel.
     4.7 Issuance of Letters of Credit. Each Letter of Credit shall be issued by the Lender upon the execution of the Lender’s standard Master Letter of Credit Agreement by any of the Borrowers and the Lender, and the execution and delivery by such Borrower and the acceptance by the Lender, in its sole discretion, of the Lender’s standard application for Letter of Credit and the payment by the Borrower of the Lender’s fees charged in connection therewith. In addition to all other applicable fees, charges and/or interest payable by the Borrower pursuant to the Master Letter of Credit Agreement or otherwise payable in accordance with the Lender’s standard letter of credit fee schedule, all standby Letters of Credit issued under and pursuant to this Agreement shall bear an annual fee equal to the percentage set forth on the Pricing Grid of the face amount of such standby Letter of Credit, payable by the Borrower on or before the issuance of such Letter of Credit by the Lender and quarterly in advance thereafter unless and unit (i) such Letter of Credit has expired or has been returned to the Lender; or (ii) the Lender has paid the beneficiary thereunder the full face amount of such Letter of Credit. All Letters of Credit other than standby Letters of Credit shall bear such fees, costs and interest as charged by the Lender and shall contain such other terms as set forth in the Master Letter of Credit Agreement and the Lender’s standard letter of credit fee schedule.

5. INTENTIONALLY OMITTED.
6. WARRANTIES ETC.
     Each Borrower jointly and severally represents, warrants and agrees, except to the extent not applicable to such Borrower that, as of the date hereof and each day thereafter, continuing so long as the Liabilities remain outstanding, and (even if there shall be no Liabilities outstanding) so long as this Agreement remains in effect:
     6.1 Existence. (i) Lawson is a corporation, duly organized and in good standing under the laws of the State of Delaware and in good standing in Illinois and all other states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except for those jurisdictions in which the failure so to qualify would not, in the aggregate, have a material adverse effect on Lawson’s financial condition, results of operations or business or the ability of Lawson to perform its obligations hereunder; (ii) each Subsidiary listed on Schedule 6.12 is the business entity type as indicated on Schedule 6.12, duly organized and in good standing under the laws of the state or country of its organization and all other states or countries where the nature and extent of the business transacted by it, or the ownership of its assets makes such qualification necessary, except for those jurisdictions in which the failure so to qualify would not, in the aggregate, have a material adverse effect on such Subsidiary’s financial condition, results of operations or business or the ability of such Subsidiary to perform its obligations hereunder.
     6.2 Entity Authority. The execution and delivery by each Borrower hereunder of this Agreement and all of the other Loan Documents executed by it and the performance of the Borrower’s obligations hereunder and thereunder: (i) are within the Borrower’s corporate, company or other entity powers; (ii) are duly authorized by the Borrower’s Directors, Managers or the equivalent, and, to the extent required, Shareholders, Members, Partners or the equivalent; (iii) are not in contravention of the terms of the Borrower’s Articles of Incorporation and by-laws, Articles of Organization and Operating Agreement, or other such similar entity formation and operating agreement, or of any indenture, or other material agreement or undertaking to which the Borrower is a party or by which the Borrower or any of its property is bound or any judgment, decree or order applicable to Borrower; (iv) do not, as of the execution hereof, require the Borrower to obtain any governmental consent, registration or approval; (v) do not contravene any contractual or governmental restriction binding upon the Borrower; and (vi) will not, except as contemplated herein, result in the imposition of any Lien upon any property of the Borrower under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which the Borrower is a party or by which it or any of its property may be bound or affected.
     6.3 Binding Effect. This Agreement and all of the other Loan Documents to which each Borrower is a party are the legal, valid and binding obligations of such Borrower and are enforceable against such Borrower, as applicable, in accordance with their respective terms.
     6.4 Financial Data. Lawson has furnished to the Lender consolidated financial statements as of December 31, 2007 and consolidated financial statements as of various dates subsequent to December 31, 2007, including, without limitation, financial statements as of June

30, 2008 (collectively, the “Financials”). The Financials are in accordance with the books and records of the Borrower and fairly present the financial condition of the Borrower at the dates thereof and the results of operations for the periods indicated (subject, in the case of unaudited financial statements, to normal year-end adjustments), and such Financials and financial statements have been prepared in conformity with GAAP throughout the periods involved. Since the date of the Financials, there have been no changes in the condition, financial or otherwise, of the Borrower as shown on such Financials, except (a) as expressly contemplated herein, and (b) for changes in the ordinary course of business (none of which individually or in the aggregate has been materially adverse). All information, reports and other materials furnished in writing by or on behalf of the Borrower to the Lender for purposes of, or in connection with this Agreement, is true and correct in all material respects as of the date as of which such information, report or other material was dated or certified, and none of such information, reports or other materials is incomplete by omitting to state any material fact necessary to make such information, reports or other materials not misleading in light of the circumstances under which made (it being recognized by the Lender that any projections and forecasts provided by the Borrower are based on good faith estimates and assumptions believed by the Borrower to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections or forecasts may differ from projected or forecasted results).
     6.5 Intentionally Omitted.
     6.6 Solvency. As of the date hereof after giving effect to the transaction contemplated herein, Lawson (i) is not “insolvent” as that term is defined in Section 101(32) of the Federal Bankruptcy Code (the “Bankruptcy Code”) (11 U.S.C. ‘ 101(32)), Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”); (ii) does not have “unreasonably small capital,” as that term is used in Section 548 (a) (2) (B) (ii) of the Bankruptcy Code or Section 5 of the UFCA; (iii) is not engaged or about to engage in a business or a transaction for which its remaining property is “unreasonably small” in relation to the business or transaction as that term is used in Section 4 of the UFTA; (iv) is able to pay its debts as they mature or become due in the ordinary course within the meaning of Section 548(a) (2)(B) (iii) of the Bankruptcy Code, Section 4 of the UFTA and Section 6 of the UFCA; and (v) now owns assets having a value both at “fair valuation” and at “present fair salable value” greater than the amount required to pay Lawson’s “debts” in the ordinary course as such terms are used in Section 2 of the UFTA and Section 2 of the UFCA. Lawson shall not be rendered insolvent (as defined above) by the execution and delivery of this Agreement on the Closing Date, or any of the other Loan Documents or by the transactions contemplated hereunder or thereunder.
     6.7 Intentionally Omitted.
     6.8 Intentionally Omitted.
     6.9 Tax Liabilities. The Borrower has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it except those for which extensions have been duly obtained. The Borrower has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, other than those being contested in good faith and except as set forth in Schedule 6.9 or has made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected. No federal income tax returns of Borrower have been audited by the Internal Revenue Service other than audits which did not have a material adverse effect on Borrower. The reserves for taxes, if any, reflected on the Financials constitute, and the consolidated balance sheets of the Borrower submitted to the Lender in accordance with the terms of subsection 7.1 below will constitute, reasonable estimations of the amount necessary for the payment of all liabilities for all federal, state and local taxes (whether or not disputed) of the Borrower accrued through the date of such balance sheets. There are no material unresolved questions or claims concerning any tax liability of the Borrower.
     6.10 Margin Security. The Borrower does not own any margin securities and none of the loans advanced hereunder will be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System.
     6.11 Survival of Warranties. All representations and warranties contained in this Agreement or any of the other Loan Documents shall survive the execution and delivery of this Agreement.
     6.12 Subsidiaries. All of Borrower’s Subsidiaries, including the principal place of business and chief executive office thereof, are listed on Schedule 6.12.
     6.13 Litigation and Proceedings. Except as disclosed on Schedule 6.13 attached hereto, no judgments are outstanding against the Borrower nor is there now pending or, to the best of the Borrower’s knowledge after reasonably diligent inquiry, threatened any litigation, contested claim, or governmental proceeding by or against the Borrower except judgments and pending or threatened litigation, contested claims and governmental proceedings set forth in and upon Schedule 6.13 hereto that exceed $500,000 in the aggregate. To the best of Borrower’s knowledge, the amount of liability set forth on Schedule 6.13 as to each suit listed thereon is the maximum amount of Borrower’s liability under such suit.
     6.14 Other Agreements. The Borrower is not in default under any material contract, lease, or commitment to which it is a party or by which it is bound except such defaults which are not likely to result in a materially adverse effect on Borrower’s financial condition or business operation. The Borrower knows of no dispute regarding any contract, lease, or commitment which is material to the continued financial success and well-being of the Borrower.
     6.15 Employee Controversies. There are no controversies pending or, to the best of the Borrower’s knowledge after diligent inquiry, threatened or anticipated, between the Borrower and any of its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material to the continued financial success and wellbeing of the Borrower. The Borrower has no accrued and unpaid liability to any of its employees arising under the Fair Labor Standards Act, as amended.
     6.16 Compliance with Laws and Regulations.

     (A) General Compliance. The execution and delivery by the Borrower of this Agreement and all of the other Loan Documents to which it is a party and the performance of the Borrower’s obligations hereunder and thereunder are not in contravention of any law or laws applicable to Borrower. The Borrower is in compliance in all material respects with all laws, orders, regulations and ordinances of all federal, foreign, state and local governmental authorities relating to the business operations and the assets of the Borrower, except for laws, orders, regulations and ordinances the violation of which would not, in the aggregate, have a material adverse effect on the Borrower’s financial condition, results of operations or business.
     (B) Environmental Compliance. The operations of the Borrower comply in all material respects with all applicable federal, state or local environmental, health and safety statutes and regulations. The Borrower has not received notice of any judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute or regulation by or pertaining to the Real Property, the Borrower or its property or operations or stating that the Borrower is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance, material or constituent, or other substance into the environment which has not been settled or resolved with such governmental agency. Except as expressly set forth on Schedule 6.13 hereto, the Borrower has not filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a hazardous or toxic waste, substance, material or constituent, or other substance into the environment. Except as expressly set forth on Schedule 6.13 hereto, the Borrower does not have any contingent liability of which the Borrower has knowledge or reasonably should have knowledge in connection with any release of any hazardous or toxic waste, substance, material or constituent, or other substance into the environment.
     (C) Borrower is not an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of the Revolving Loan, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder or any takeover, disclosure or other federal, state or foreign securities law or Regulations U or X of the Federal Reserve Board. The Borrower is not subject to regulation under any federal, state or foreign statute or regulation which limits its ability to incur Debt.
     6.17 Patents, Trademarks, Licenses, Etc. The Borrower possesses adequate assets, licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade styles and trade names, governmental approvals or other authorizations and other rights that are necessary for the Borrower to continue to conduct its business as heretofore conducted by it.
     6.18 ERISA. Neither Lawson nor any ERISA Affiliate of Lawson maintains or contributes to any Pension Plan other than a Pension Plan identified on Schedule 6.18 attached hereto. Each Pension Plan which is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has been determined by the Internal Revenue Service to be so qualified and each trust related to any such Pension Plan has been determined to be exempt from federal income tax under subsection 501(a) of the Internal Revenue Code or will be submitted to the Internal Revenue Service prior to the end of the remedial amendment period. Except as otherwise disclosed on Schedule 6.18 attached hereto, neither Lawson nor any ERISA Affiliate of Lawson maintains or contributes to any employee welfare benefit plan within the meaning of subsection 3(1) of ERISA which provides lifetime medical benefits to retirees. Each Pension Plan has been administered in all material respects in accordance with its terms and the terms of ERISA, the Internal Revenue Code and all other statutes and regulations applicable thereto. Neither Borrower nor any ERISA Affiliate of Borrower has breached in any material respect any of the responsibilities, obligations or duties imposed on it by ERISA or regulations promulgated thereunder with respect to any Pension Plan. No accumulated funding deficiency (as defined in subsection 302(a) (2) of ERISA and Section 4 12(a) of the Internal Revenue Code) exists in respect to any Pension Plan. Neither Lawson nor any ERISA Affiliate of Lawson nor any fiduciary of any Pension Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt “prohibited transaction” described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code which could result in any liability to Borrower, or (ii) has taken any action which would constitute or result in a Termination Event with respect to any Pension Plan which could result in any liability to Borrower. Schedule B, if any, to the most recent annual report filed with the Internal Revenue Service with respect to each Pension Plan has been furnished to Lender and is complete and accurate; since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Pension Plan relating to such Schedule B. Neither Lawson nor any ERISA Affiliate of Lawson has incurred any liability to the PBGC which remains outstanding. Neither Lawson nor any ERISA Affiliate of Lawson has (i) failed to make a required contribution or payment to a Multiemployer Plan, or (ii) made or expects to make a complete or partial withdrawal under subsections 4203 or 4205 of ERISA from a Multiemployer Plan for which Lawson or any ERISA Affiliate of Lawson has any liability which has not been satisfied. Neither Lawson nor any ERISA Affiliate of Lawson has failed to make a required installment under subsection (m) of Section 412 of the Internal Revenue Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment. Neither Lawson nor any ERISA Affiliate of Lawson is required to provide security to a Pension Plan under Section 401(a) (29) of the Internal Revenue Code due to a Pension Plan amendment that results in an increase in current liability for the plan year. The present value of the benefits of each Pension Plan of Borrower and each ERISA Affiliate of the Borrower as of the last day of the year for such Plan, as determined by such Pension Plan’s independent actuaries, does not exceed the aggregate value, as determined by such actuaries, of all assets under such Pension Plan. Borrower is not required to contribute to any Multiemployer Plan. No matter is pending relating to any Pension Plan before any court or governmental agency. Borrower has given to Lender all of the following: copies, if any, of each Pension Plan and related trust agreement (including all amendments to such Plan and trust) in existence or committed to as of the date hereof and the most recent summary plan description, actuarial report, determination letter issued by the Internal Revenue Service and Form 5500 filed in respect of each such Pension Plan; a listing of all of the Multiemployer Plans with the aggregate amount of the most recent annual contributions required to be made by Lawson and all ERISA Affiliates of Lawson to each such Multiemployer Plan; copies of any information which has been provided to Lawson or any ERISA Affiliate of Lawson regarding withdrawal liability under any Multiemployer Plan and all collective bargaining agreements pursuant to which such contributions are required to be made; and copies of each employee welfare benefit plan within the meaning of subsection 3(l) of ERISA which provides lifetime medical benefits to employees, the most recent summary plan description for such plan and the aggregate amount of the most recent annual payments made to terminated employees under each such plan.
     6.19 Financial Condition. Except for matters disclosed to the Lender in the January 19, 2009 meeting between Borrower and Lender where Borrower’s 2009 forecast was presented and reflected in the revised projections delivered to the Lender thereafter, since the date of the consolidated financial statements of Lawson, dated December 31, 2007 and the consolidated interim statement dated June 30, 2008, there has been no material adverse change in Borrower’s financial condition, results of operations or business or in the value of the Collateral.
     6.20 Subordinated Debt. Borrower has no subordinated debt.
     6.21 Officers and Directors. The officers and directors of Lawson and each Subsidiary are set forth on Schedule 6.21.
     6.22 Certain Proceedings. There are no pending or, to the best of the Borrower’s knowledge upon due investigation, threatened eminent domain, condemnation, special assessment or other governmental proceedings pertaining to the Real Property which would have a material adverse effect on Borrower’s financial condition or business operations.
     6.23 No Violations. Except as set forth in Schedule 6.13, The Borrower has not received any written notice of, and has no actual knowledge of, violations of any zoning, building, fire or health code statutes or ordinances of any applicable governmental body existing upon the Real Property which have not been corrected and which would have a material adverse effect on Borrower’s financial condition or business operations. Borrower’s use of the Real Property is consistent with and allowed by applicable zoning law.
     6.24 Taxes. All real estate taxes for the Real Property which have become due have been paid in full except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and do not cause a material adverse effect to Borrower’s financial condition or business operations.
     6.25 Utilities. All water, sewer, gas, electric, telephone, drainage and other utility equipment, facilities and services required or necessary for the operation of Real Property for the business to be conducted by the Borrower are installed and connected. To the best of the Borrower’s knowledge, no fact, condition or proceeding exists which would result in the termination or impairment of the furnishing of such utility services to the Borrower and would have a material adverse effect on Borrower’s financial condition or business operations.
7. AFFIRMATIVE COVENANTS.
     Each Borrower jointly and severally covenants and agrees, except to the extent not applicable to such Borrower that, so long as any of the Liabilities remain outstanding, and (even if there shall be no Liabilities outstanding) so long as this Agreement remains in effect:

     7.1 Financial Statements. Borrower shall keep proper books of record and account in which full and true entries will be made of all dealings or transactions of or in relation to the business and affairs of Borrower, in accordance with GAAP. The Financials will be in accordance with the books and records of the Borrower and will fairly present in all material respects, the financial condition of the Borrower at the dates thereof and the results of operations for the periods indicated (subject, in the case of unaudited financial statements, to normal yearend adjustments), and such Financials and financial statements will be prepared in conformity with GAAP throughout the periods involved. All information, reports and other materials furnished in writing by or on behalf of the Borrower to the Lender for purposes of, or in connection with this Agreement, will be true and correct in all material respects as of the date as of which such information, report or other material was dated or certified, and none of such information, reports or other materials will be incomplete by omitting to state any material fact necessary to make such information, reports or other materials not misleading in light of the circumstances under which made (it being recognized by the Lender that any projections and forecasts provided by the Borrower are based on good faith estimates and assumptions believed by the Borrower to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections or forecasts may differ from projected or forecasted results).
     Lawson shall cause to be furnished to Lender in accordance with past practice consistently applied:
     (A) Periodic Reporting. As soon as practicable, and in any event within forty-five days after the end of each Fiscal Quarter:
(i)	consolidated statements of income, retained earnings and cash flow of Borrower for such calendar month and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and a consolidated balance sheet of Borrower as of the end of such Fiscal Quarter, setting forth in each case, in comparative form, figures (1) in the case of statements, for the corresponding periods in the preceding Fiscal Year and (2) in the case of balance sheets, as of the last day of the preceding Fiscal Year (unless a different period is reasonably requested by the Lender), all in reasonable detail and certified as accurate by an Authorized Officer pursuant to a certificate in the form of Exhibit A attached hereto, subject to changes resulting from normal year-end adjustments;

(ii)	statements prepared in the ordinary course, if any, in which income for such Fiscal Quarter and for the period from the start of the then current Fiscal Year to the end of such Fiscal Quarter, the cash flows for the period from the start of the then current Fiscal Year to the end of such Fiscal Quarter, and the actual balance sheets at the end of such Fiscal Quarter (in each case as required to be delivered pursuant to subsection 7.1(A) (i) hereof) are compared with the corresponding projected statements of income and cash flow and balance sheets for such periods and time furnished to Lender pursuant to subsection 7.l (F) below, in each case in the same format as the audited statements of income and cash flow and the audited balance sheet; all in reasonable detail along with a Covenant Compliance Certificate certified by an Authorized Officer pursuant to a certificate in the form of Exhibit A attached hereto;
(iii)	(a) as reasonably requested by Lender, copies of consolidated operating statements for such Fiscal Quarter prepared by Borrower for internal use, including, without limitation, statements of cash flow, purchases and sales of inventory and other similar data, and (b) a comparison of actual cash flow and Capital Expenditures with amounts budgeted for such Fiscal Quarter;

(iv)	calculations setting forth the compliance with the financial covenants set forth in subsection 8.14 hereof for the most recently completed Fiscal Quarter; and

(v)	in the event that any of the foregoing statements indicate that Borrower has varied in any material respect from any financial projections provided by Borrower to Lender, upon Lender’s reasonable request a statement of explanation of such deviation from an Authorized Officer;
     (B) Annual. As soon as practicable and in any event within one hundred and twenty (120) days after the end of each Fiscal Year of Borrower, consolidated statements of income, retained earnings and cash flow of Borrower for such Fiscal Year, and a consolidated balance sheet of Borrower as of the end of such Fiscal Year, setting forth in each case, in comparative form, corresponding figures for the period covered by the preceding annual statement (in the case of statements) and as of the end of the preceding Fiscal Year (in the case of balance sheets) prepared in accordance with GAAP and audited by independent certified public accountants selected by Lawson, whose opinion shall be either unqualified or in scope and substance reasonably satisfactory to Lender and, if reasonably requested by Lender, be the subject of a reliance letter from such accountants permitting Lender to rely on the contents thereof as if prepared specifically for use by Lender, along with a Covenant Compliance Certificate certified by an Authorized Officer pursuant to a certificate in the form of Exhibit A attached hereto;
     (C) Default Notices. As soon as practicable (but in any event not more than five (5) Business Days after any Responsible Officer of Borrower obtains knowledge of the occurrence of an event or the existence of a circumstance giving rise to an Event of Default or a Default), notice of any and all Events of Default or Defaults hereunder;
     (D) Other Defaults and Material Information. As soon as practicable (but in any event not more than five (5) Business Days after any officer of Borrower obtains knowledge of the occurrence of an event or the existence of a circumstance giving rise to a Default or Event of

Default under or a material violation of any term hereunder, notice of any such Default, Event of Default or violation, and immediately upon the receipt thereof, copies of any notices with respect thereto and any other material correspondence or information relating thereto shall be provided to Lender by Borrower;
     (E) Budget. To the extent prepared by Borrower in the ordinary course of business, or if reasonably requested in writing by Lender, Borrower shall (i) prepare an annual budget for the next Fiscal Year, in reasonable detail (on a fiscal month basis for the immediately succeeding Fiscal Year), and a detailed statement of the methods and assumptions used in the preparation of such budget or (ii) prepare a pro forma budget in the preparation for or investigation regarding an acquisition;
     (F) Letters from Accountants and Consultants. As soon as practicable and in any event within ten (10) days of delivery to Lawson, a copy of (i) to the extent that such letters may from time to time be issued by Borrower’s independent certified public accountants, each “Management Letter” prepared by Borrower’s independent certified public accountants in connection with the financial statements referred to in subsection 7.1(B) hereof and (ii) to the extent that such letters may from time to time be issued by Borrower’s independent certified public accountants or other management consultants (collectively, “Accounting Systems Letters”), any letter issued by Borrower’s independent certified public accountants or other management consultants with respect to recommendations relating to Borrower’s financial or accounting systems or controls, and Borrower shall use its best efforts to cause each Management Letter and Accounting Systems Letter to be either addressed to Lender or accompanied by a reliance letter from such accountants permitting Lender to rely on the contents of each of the above as if prepared specifically for use by Lender (Borrower further agrees that upon Borrower’s receipt of any Accounting Systems Letters wherein such accountants or consultants have made recommendations for improvements to Borrower’s financial or accounting systems or controls, Borrower promptly shall commence actions to correct any material defects in such financial or accounting systems or controls unless Lender otherwise consents or Borrower reasonably disagrees with the need for such actions.);
     (G) Other Information. With reasonable promptness, such other business or financial data as Lender may reasonably request.
     (H) Covenant Compliance Certificate. The Borrower shall, contemporaneously with the furnishing of the financial statements pursuant to this Section 7.1, but in no event later than forty-five (45) days after the end of any Fiscal Quarter, deliver to the Lender a duly completed compliance certificate in form set forth as Exhibit A attached hereto and made a part hereof, in form and substance acceptable to Lender, dated as of the date of such financial statements and certified as true and correct by an Authorized Officer, containing a computation of each of the financial covenants set forth in Section 7.1 and stating that the Borrower has not become aware of any Event of Default or Default that has occurred and is continuing or, if there is any such Event of Default or Default describing it and the steps, if any, being taken to cure it.
     All financial statements delivered to Lender pursuant to the requirements of this subsection 7.1 (except where otherwise expressly indicated) shall be prepared in accordance with GAAP (subject in the case of interim financial statements to the lack of footnotes and normal year-end adjustments) consistently applied, except for changes therein with which the independent certified public accountants issuing the opinion on the financial statements delivered pursuant to subsection 7.1(B) hereof have previously concurred in writing. Together with each delivery of financial statements required by subsections 7.1(A) and 7.1(B) hereof, Lawson shall deliver to Lender a certificate of an Authorized Officer of Lawson in the form attached hereto as Exhibit A setting forth in such detail as is reasonably acceptable to Lender calculations with respect to Borrower’s compliance with each of the financial covenants contained in this Agreement and stating that to the best knowledge of the Authorized Officer upon due investigation there exists no Default or Event of Default, or, if any Default or Event of Default exists, specifying the nature and the period of existence thereof and what action Borrower proposes to take with respect thereto.
     Lender shall exercise reasonable efforts to keep such information, and all information acquired as a result of any inspection conducted in accordance with subsection 7.2 hereof, confidential, provided that Lender may communicate such information (a) to any other Person in accordance with the customary practices of commercial banks relating to routine trade inquiries, (b) to any regulatory authority having jurisdiction over Lender, (c) to any other Person in connection with Lender’s sale of any participations in the Liabilities or assignment of any rights and obligations of Lender under this Agreement and the other Loan Documents, (d) to any other Person in connection with the exercise of Lender’s rights, prerogatives or performance hereunder or under any of the other Loan Documents, (e) to any Person in any litigation in which Lender is a party, or (f) to any Person if Lender believes in Good Faith that disclosure is necessary or appropriate to comply with any applicable law, rule or regulation or in response to a subpoena, order or other legal process or informal investigative demand, whether issued by a court, judicial or administrative or legislative body or committee or other governmental authority or (g) to any agents, employees, attorneys, accountants or appraisers of the Lender. Notwithstanding the foregoing, information shall not be deemed to be confidential to the extent such information (i) was already lawfully in the possession of Lender prior to such information being provided to Lender by Borrower, (ii) is available in the public domain, (iii) becomes available in the public domain other than as a result of unauthorized disclosure by Lender, or (iv) is acquired from a Person not known by Lender to be in breach of an obligation of secrecy to Borrower. Borrower authorizes Lender to discuss the financial condition of Borrower with Borrower’s independent certified public accountants and agrees that such discussion or communication shall be without liability to either Lender or Borrower’s independent certified public accountants and other professional representatives.
     7.2 Intentionally Omitted.
     7.3 Conduct of Business. Lawson shall maintain its legal existence as a Delaware Corporation, each Subsidiary shall maintain its legal existence as the State or County entity type stated on Schedule 6.12, Borrower shall maintain in full force and effect all material licenses, permits, authorizations, bonds, franchises, leases, patents, contracts and other rights necessary for the profitable conduct of its business, shall continue in, and limit its operations to, the same general line of business as that presently conducted by it and shall comply with all applicable laws and regulations of any federal, foreign, state or local governmental authority, except for such laws and regulations the violation of which would not, in the aggregate, have a material adverse effect on the Borrower’s financial condition, results of operations or business or the Borrower’s ability to perform its obligations.

     7.4 Claims and Taxes. The Borrower agrees to indemnify and hold Lender and each of its officers, directors, employees, attorneys and agents harmless from and against any and all claims, demands, liabilities, losses, damages, penalties, costs, and expenses (including without limitation reasonable attorneys’ and consultants’ fees) relating to or in any way arising out of the possession, use, operation or control of any of the Borrower’s assets. The Borrower agrees that it shall pay or cause to be paid all license fees, bonding premiums and related taxes and charges, and shall pay or cause to be paid all of Borrower’s real and personal property taxes, assessments and charges and all of Borrower’s franchise, income, unemployment, use, excise, old age benefit, withholding, sales and other taxes and other governmental charges assessed against Borrower or payable by Borrower, at such times and in such manner as to prevent any penalty from accruing or any lien or charge from attaching to its property or the Real Property, provided that Borrower shall have the right to contest in good faith, by an appropriate proceeding promptly initiated and diligently conducted, the validity, amount or imposition of any such tax, assessment or charge, and during the pendency of such good faith contest to delay or refuse payment thereof, if (i) Borrower establishes adequate reserves to cover such contested taxes, assessments or charges, and (ii) such contest does not have a material adverse effect on Borrower’s financial condition, results of operations or business, the ability of Borrower to pay any of the Liabilities, or the value to Lender of the Collateral.
     7.5 The Lender’s Costs and Expenses as Additional Liabilities. The Borrower, agrees to reimburse the Lender promptly for all reasonable expenses and fees paid or incurred in connection with the analysis, documentation, negotiation and closing of the loans and other extensions of credit described herein, including, without limitation, lien search, filing and recording fees and the reasonable fees and expenses of the Lender’s attorneys and paralegals and consultants (whether such attorneys and paralegals are employees of Lender or are separately engaged by Lender), whether such expenses and fees are incurred prior to or after the date hereof. All costs and expenses incurred by the Lender with respect to the negotiation, documentation, enforcement, collection and protection of the Lender’s interests in the collateral shall be additional Liabilities of the Borrower to the Lender, payable on demand, repaid as provided in subsection 2.6 hereof.
     7.6 The Borrower’s Liability Insurance. The Borrower shall maintain, at its expense, such public liability and third party property damage insurance in such amounts and with such deductibles as is acceptable to the Lender in its reasonable discretion exercised in Good Faith.
     7.7 The Borrower’s Property Insurance and Business Interruption Insurance. The Borrower shall, at its expense, maintain business interruption insurance and keep and maintain its assets insured against loss or damage by fire, theft, burglary, pilferage, loss in transit, explosion, spoilage and all other hazards and risks and in such amounts as is ordinarily insured against by other owners or users of such properties in similar businesses. All such policies of insurance shall be in form and substance reasonably satisfactory to the Lender, and the Borrower shall not amend or otherwise change any such policies in any way which may materially adversely affect the Lender without the prior written consent of the Lender. The Borrower shall deliver to the Lender a certificate or other satisfactory evidence of each policy of insurance and evidence of payment of all premiums therefor. If the Borrower, at any time or times hereafter, shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then the Lender, without waiving or releasing any obligation or default by the Borrower hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Lender deems advisable.
     7.8 ERISA. Lawson shall deliver to Lender, at Lawson’s expense, the following information as and when provided below:
(i)	as soon as possible, and in any event within twenty (20) days after Lawson or an ERISA Affiliate of Lawson knows or has reason to know that a Termination Event has occurred, a written statement of an Authorized Officer of Lawson describing such Termination Event and the action, if any, which Lawson or such ERISA Affiliate of Lawson has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the Internal Revenue Service (“IRS”), the Department of Labor (“DOL”) or PBGC with respect thereto;

(ii)	as soon as possible, and in any event within thirty (30) days, after Lawson or an ERISA Affiliate of Lawson knows or has reason to know that a prohibited transaction (defined in Section 406 of ERISA and Section 4975 of the Internal Revenue code) has occurred, a statement of an Authorized Officer of Lawson describing such transaction;

(iii)	promptly after the filing thereof with the DOL, IRS or PBGC, copies of each annual report, including Schedule B thereto, filed with respect to each Pension Plan;

(iv)	promptly after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Pension Plan and all communications received by Lawson or any ERISA Affiliate of Lawson with respect to such request;

(v)	promptly upon the occurrence thereof, notification of any increases in the benefits of any existing Pension Plan or the establishment of any new Pension Plan or the commencement of contributions to any Pension Plan to which Lawson or any ERISA Affiliate of Lawson was not previously contributing;

(vi)	promptly upon, and in any event within ten (10) Business Days after, receipt by Lawson or an ERISA Affiliate of Lawson of the PBGC’s intention to terminate a Pension Plan or to have a trustee appointed to administer a Pension Plan, copies of each such notice;

(vii)	promptly upon, and in any event within ten (10) Business Days after, receipt by Lawson or an ERISA Affiliate of Lawson of an unfavorable determination letter from the IRS regarding the qualification of a Pension Plan under Section 401(a) of the Internal Revenue Code, copies of such letter;

(viii)	promptly upon, and in any event within ten (10) Business Days after receipt by Lawson or an ERISA Affiliate of Lawson of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of such notice; and

(ix)	promptly upon, and in any event within twenty (20) Business Days after either Lawson or an ERISA Affiliate of Lawson fails to make a required installment under subsection (m) of Section 412 of the Code or any other payment required under Section 412 on or before the due date for such installment or payment, a notification of such failure.
     Lawson shall, and shall cause each of its ERISA Affiliates to, (a) keep in full force and effect any Pension Plans that are presently in existence or may, from time to time, come into existence, (b) make contributions to all Pension Plans in a timely manner and in a sufficient amount to comply with the requirements of the Pension Plans, the Code and ERISA, (c) comply with all requirements of ERISA and the Code which relate to all Pension Plans, and (d) notify Lender immediately upon receipt by Lawson or any of its ERISA Affiliates of any notice of the institution of any proceeding or other action which may result in the termination of any Pension Plan or where there may constitute a Termination Event. Lawson shall, and shall cause each of its ERISA Affiliates to, make any and all payments to any Multiemployer Plan that Lawson or any ERISA Affiliate thereof may be required to make under any agreement relating to any Multiemployer Plan or any law pertaining thereto, except for any such payments being contested in good faith by appropriate proceedings.
     7.9 Notice of Suit or Adverse Change in Business. The Borrower shall, as soon as possible, and in any event within five (5) Business Days after any Responsible Officer of the Borrower learns of the following, give written notice to the Lender of: (i) any material proceeding(s) (including, without limitation, litigation, arbitration or governmental proceedings) being instituted or threatened to be instituted by or against the Borrower in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign) which seeks an award against Borrower in an amount in excess of $500,000 or would result in a materially adverse effect on the financial condition or operation of business of Borrower; (ii) notice that the Borrower’s operations are in material noncompliance with requirements of applicable federal, state or local environmental, health and safety statutes and regulations; (iii) notice that the Borrower is subject to federal or state investigation evaluating whether any material remedial action is needed to respond to the release of any hazardous or toxic waste, substance or constituent, or other substance into the environment; (iv) notice that any material portion of the properties or assets of the Borrower or the Real Property is subject to an Environmental Lien; and (v) any material adverse change in the business, assets or condition, financial or otherwise, of the Borrower.
     7.10 Supervening Illegality. If, at any time or times hereafter, there shall become effective any amendment to, deletion from or revision, modification or other change in any provision of any statute, or any rule, regulation or interpretation thereunder or any similar law or regulation, affecting, in the Lender’s reasonable determination, the Lender’s extension of credit described in this Agreement or the selling of participations therein, the Borrower shall either (i) pay to the Lender the then outstanding balance of the Liabilities which are in violation thereof, and hold the Lender harmless from and against any and all obligations, fees, liabilities, losses, penalties, costs, expenses and damages of every kind and nature imposed upon or incurred by the Borrower by reason of the Lender’s failure or inability to comply with the terms of this Agreement or any of the other Loan Documents as a result of, but only to the extent of such change, or (ii) indemnify and hold the Lender harmless from and against any and all obligations, fees, liabilities, losses, penalties, costs, expenses and damages of every kind and nature imposed upon or incurred by the Lender by reason of such amendment, deletion, revision, modification, or other change as a result of, but only to the extent of such change. The obligations of the Borrower under this subsection 7.10 shall survive payment of the Liabilities and termination of this Agreement.
     7.11 Environmental Laws. If the Borrower shall (a) receive notice that any violation of any federal, state or local environmental law or regulation may have been committed or is about to be committed by the Borrower which will have a material adverse effect on Borrower’s financial condition or business operations, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower alleging a material violation of any federal, state or local environmental law or regulation or requiring the Borrower to take any action in connection with the material release of toxic or hazardous substances into the environment, or (c) receive any notice from a federal, state, or local governmental agency or private party alleging that the Borrower may be liable or responsible for any material amount of costs associated with a response to or cleanup of a release of a toxic or hazardous substance into the environment or any damages caused thereby, the Borrower shall provide the Lender with a copy of such notice within fifteen (15) days after the Borrower’s receipt thereof. Within fifteen (15) days after the Borrower has learned of the enactment or promulgation of any federal, state or local environmental law/or regulation which may result in any material adverse change in the condition, financial or otherwise, of the Borrower, the Borrower shall provide the Lender with notice thereof.
     7.12 Lender as Depository. Lawson shall continue to utilize Lender as its depository and remittance point for funds received by Lawson in the ordinary course of business to the extent so used as of the date hereof. Lawson shall maintain sufficient balances to cover the costs of account activity.
     7.13 Compliance with Certain Statutes. The Borrower shall (a) ensure, and cause each Subsidiary to ensure, that no person who owns a controlling interest in or otherwise controls the Borrower or any Subsidiary is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Revolving Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

8. NEGATIVE COVENANTS.
     Each Borrower jointly and severally covenants and agrees, except to the extent not applicable to it that, so long as any of the Liabilities remain outstanding, and (even if there shall be no Liabilities outstanding) so long as this Agreement remains in effect (unless the Lender shall give its prior written consent thereto):
     8.1 Encumbrances. The Borrower will not create, incur, assume or suffer to exist any Lien of any nature whatsoever on any of its assets or property, other than: (i) deposits under workmen’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business; (ii) the security interests in favor of Lender; (iii) Liens which arise by operation of law, other than Environmental Liens; (iv) Liens for taxes not yet due which are being diligently contested in good faith by appropriate proceedings; (v) easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on real estate, that do not secure any monetary obligation and do not interfere with the Borrower’s ordinary course of business; (vi) normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on payment items in the course of collection; (vii) Liens in connection with purchase money Indebtedness and Capitalized Leases permitted pursuant to Section 8.2; provided, that such Liens secure only the amounts borrowed to finance the purchase or lease, and attaches only to, the assets relating to the purchase or lease; and (viii) Liens existing on the Closing Date and set forth on Schedule 8.1 hereto (clauses (i) through (viii), collectively, “Permitted Liens”).
     8.2 Indebtedness. Except for (a) Indebtedness existing on the First Amendment Effective Date and set forth on Schedule 8.2 to the First Amendment, (b) Hedging Obligations incurred in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated, and not for purposes of speculation or taking a “market view;” (c) Bank Product Obligations other than Hedging Obligations; (d) any refinancings, refundings, renewals or extensions of any of the foregoing provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Borrower or the Lender than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate; (e) Indebtedness to the Lender; (f) excluding purchase money Indebtedness and Capitalized Leases set forth on Schedule 8.2 hereto, purchase money Indebtedness and Capitalized Leases in an aggregate amount not to exceed $2,500,000 at any time outstanding; and (g) Indebtedness permitted under Sections 8.4(vi) or (vii), Borrower shall not create, assume, or become liable in any manner with respect to or permit to exist any obligations or Indebtedness to anyone without the prior written consent of the Lender.
     8.3 Consolidations, Mergers or Acquisitions. Borrower shall not recapitalize, consolidate with, merge with, or otherwise acquire all or substantially all of the assets or properties of any other Person without the prior written consent of Lender.
     8.4 Investments or Loans. Borrower shall not make or permit to exist investments or loans in or to any other Person, except (i) investments in short-term direct obligations of the United States Government, (ii) investments in negotiable certificates of deposit or other investment accounts (i.e. money market accounts) issued by Lender, an affiliate of Lender or by any other bank or financial institution satisfactory to Lender, in its reasonable discretion, and payable to the order of Borrower or to bearer, (iii) investments in commercial paper rated Al or Pl, (iv) advances to employees of Borrower in the ordinary course of business to the extent that such advances do not materially adversely affect Borrower’s financial condition or operation of business, (v) advances against commissions to independent sales agents of Borrower in the ordinary course of business to the extent that such advances do not materially adversely affect Borrower’s financial condition or operation of business, (vi) intercompany transfers between one or more Borrowers in the ordinary course of business to the extent that such intercompany transfers do not materially adversely affect Borrower’s financial condition, operation of business or the financial covenants contained in Section 8.13 herein, (vii) intercompany transfers between Lawson and Lawson Canada in an amount not to exceed $25,000,000 in the aggregate at any time, and (viii) loans to current employees or officers of Borrower as permitted pursuant to Section 8.6.
     8.5 Guarantees. Except for obligations of other Persons not to exceed $25,000 in the aggregate or as related to a relocation of an employee or independent sales agent of Borrower, Borrower shall not guarantee, endorse or otherwise in any way become or be responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such other Person or otherwise, except endorsements of negotiable instruments for collection in the ordinary course of business.
     8.6 Compensation to Officers and Others. Except for (a) advances and reimbursements for travel and expenses to Borrower’s officers, directors or employees in the ordinary course of business, (b) reasonable salaries and bonuses for all salaried personnel, officers, and directors, (c) payments pursuant to existing agreements entered into by Borrower in the ordinary course, (d) existing loans to officers and employees of Borrower, and (e) advances permitted pursuant to clauses (iv), (v), and (viii) of Section 8.4, the Borrower shall not make any loans to or pay any bonuses, fees or other amounts to any officers, directors, employees or stockholders of the Borrower.
     8.7 Issuance of Stock. The Borrowers other than Lawson shall not issue or distribute any capital stock or other securities for consideration or otherwise without the prior written consent of Lender.

     8.8 Amendment of Articles of Incorporation, By-Laws; Company Name; Places of Business. Borrower shall not amend its Articles of Incorporation, Articles of Organization, or similar organizational documents or By-Laws, operating agreements, or similar governing documents, without prior written notice to Lender, and except that Borrower may amend its Articles of Incorporation, Articles of Organization or similar organizational document to effect a change in its company name or adopt assumed names, provided that Borrower furnishes to Lender such financing statements executed by Borrower which Lender may reasonably request prior to the filing of such amendment and furnishes to Lender a copy of such amendment, certified by all appropriate Secretaries of State or other state officials within ten (10) Business Days of the date such amendment is filed with such Secretary of State. Borrower shall not make any change to the location of its principal place of business or chief executive office unless prior to the effective date of such change in location, Borrower delivers to Lender such financing statements executed by Borrower which Lender may request to reflect such change in location. Borrower shall deliver such other documents and instruments as Lender may request in connection with such change in name or location within ten (10) Business Days of the effectiveness of such change or Lender’s request therefor.
     8.9 Transactions with Subsidiaries and Affiliates. Borrower will not enter into any transaction with any Affiliate (including, without limitation: (a) the making of any loans to, or the payment of any bonuses, fees or other money to, any Affiliate, and/or (b) the purchase, sale or exchange of property or the rendering of any service to any Subsidiary or Affiliate) except for (i) transactions solely among one or more Borrowers, (ii) transactions permitted under clauses (vi) or (vii) of Section 8.4, and (iii) transactions in the ordinary course of and pursuant to the reasonable requirements of Borrower’s business and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arm’s-length transaction with an unaffiliated person or corporation.
     8.10 ERISA Violations. Borrower shall not:
     (A) engage, or permit an ERISA Affiliate of Borrower to engage, in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which a class exemption is not available or a private exemption has not been previously obtained from the DOL;
     (B) permit to exist any accumulated funding deficiency for any Pension Plan (as defined in subsection 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived;
     (C) fail, or permit an ERISA Affiliate of Borrower to fail, to pay timely required contributions or annual installments due with respect to any Plan including without limitation any installments due with respect to any waived funding deficiency to any Pension Plan;
     (D) terminate, or permit an ERISA Affiliate of Borrower to terminate, any Pension Plan which would result in any liability of Borrower or an ERISA Affiliate of Borrower under Title IV of ERISA;

     (E) fail, or permit an ERISA Affiliate of Borrower to fail, to pay to any Pension Plan any required installment under section (m) of Section 412 of the Internal Revenue Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;
     (F) amend, or permit an ERISA Affiliate of Borrower to amend, a Pension Plan resulting in an increase in current liability for the plan year such that either Borrower or an ERISA Affiliate of Borrower is required to provide security to such Plan under Section 401(a) (29) of the Internal Revenue Code;
     (G) permit any reportable event (as defined in Section 4043 of ERISA) to occur;
     (H) withdraw, or permit any ERISA Affiliate to withdraw, from any Pension Plan during a plan year for which Borrower or any ERISA Affiliate is a substantial employer with respect to such plan if Borrower or such ERISA Affiliate would incur liability to the PBGC with respect to such plan under Sections 4063 or 4064 of ERISA; or
     (I) withdraw, or permit any ERISA Affiliate to withdraw, from any Multiemployer Plan if a withdrawal liability would result to Borrower or any ERISA Affiliate pursuant to Section 4201 of ERISA.
     8.11 Fiscal Year. Borrower’s Fiscal Year commences January 1 and ends December 31 of each year. Borrower may change its Fiscal Year only with the prior written consent of Lender.
     8.12 Subsidiaries. Borrower shall not form or acquire any additional Subsidiaries other than those listed on Schedule 6.12 without the prior consent of Lender.
     8.13 Financial Covenants.
     (A) Intentionally Omitted.
     (B) Minimum Shareholder Equity. Lawson shall not permit its total shareholder equity as of the end of any Fiscal Quarter to be less than the sum of (i) eighty percent (80%) of the Borrower’s Net Worth as at June 30, 2008 plus (ii) fifty percent (50%) of the Borrower’s Net Income for each Fiscal Quarter thereafter; provided, that the amount of Borrower’s Net Income for each Fiscal Quarter in clause (ii) shall be greater than zero.
     (C) Fixed Charge Coverage. As of the end of each of its Fiscal Quarters commencing with the Fiscal Quarter ending on December 31, 2009, calculated on a rolling four (4) Fiscal Quarter basis (i.e. the one (1) year period encompassing such Fiscal Quarter and the previous three (3) Fiscal Quarters then elapsed), the Borrower shall maintain a ratio of (a) the total for such four (4) Fiscal Quarter period of EBITDA minus all Capital Expenditures which are not financed with Funded Debt, to (b) the sum for such four (4) Fiscal Quarter period of (i) Interest Charges, (ii) required payments of principal of the Liabilities (iii) dividends, and (iv) the sum of all income taxes paid in cash by the Borrowers, of not less than 1.25 to 1.00.

     (D) Minimum EBITDA. The Borrower shall maintain a total EBITDA for each of the Fiscal Quarters set forth below of not less than the amount set forth below for such Fiscal Quarter:

Fiscal Quarter	Minimum EBITDA
Fiscal Quarter ending March 31, 2009	$-2,500,000
Fiscal Quarter ending June 30, 2009	$2,744,000
Fiscal Quarter ending September 30, 2009	$4,446,000
     (E) Intentionally Omitted.
     (F) Total Debt to EBITDA. As of the end of each of its Fiscal Quarters commencing with the Fiscal Quarter ending on December 31, 2009, the Borrower shall maintain a ratio of consolidated Total Debt to consolidated EBITDA for the period of four Fiscal Quarters ending on such date, of not greater than (a) as of the end of the Fiscal Quarter ending December 31, 2009, 3.50 to 1.00; (b) as of the end of the Fiscal Quarter ending March 31, 2010, 3.25 to 1.00; and (c) as of the end of each subsequent Fiscal Quarter, 3.00 to 1.00.
     Without limiting the foregoing, in addition to a reserve taken by Borrower in its Fiscal Quarter ending June 30, 2008 for the Federal Settlement Amount, the Borrower will also incur approximately $5,000,000 of costs and expenses relating to the Federal Settlement (the “Federal Settlement Costs and Expenses”). For purposes of calculating the Total Debt to consolidated EBITDA covenant set forth in this Section 8.13(F), costs and expenses relating to the Federal Settlement of up to $250,000 incurred during the Fiscal Quarter ending on March 31, 2009 shall not be classified as a reduction to EBITDA for the applicable measurement periods.
     8.14 Intentionally Omitted.
     8.15 Environmental. Borrower shall not fail to comply in any material respect with all federal, state or local environmental laws and regulations, including, without limitation, environmental, land use, occupational safety or health laws, rules, regulations, requirements or permits in all jurisdictions in which it, is or may at any time be doing business, including without limitation the federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clear Air Act, the Federal Clean Water Act, and the Federal Occupational Safety and Health Act, as the same may be amended from time to time; provided, however that nothing contained in this subsection 8.15 shall prevent the Borrower from contesting, in good faith by appropriate legal proceedings, any such law, regulation, interpretation thereof or application thereof, provided, further, that Borrower shall not fail to comply with the order of any court or other governmental body of applicable jurisdiction relating to such laws unless Borrower shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review.

     8.16 Disposal of Property. Borrower shall not sell, lease, transfer or otherwise dispose of any of its assets or property to any Person, except for (a) sales of Inventory to customers in the ordinary course of business, (b) the sale of uncollectible Accounts to collection companies in the ordinary course of business and for fair value, (c) sales of obsolete and/or unusable equipment in the ordinary course of business, (d) sales of the owned Real Property located at 4335 Beltwood Parkway, Dallas, TX and 6510 Northpark Boulevard, Charlotte, NC, and sales of excess equipment resulting from the closure of such locations, in each case so long as such sale is for not less than the fair market value of the subject equipment or Real Property, and (e) sales of other assets or property so long as (i) each such sale is for not less than the fair market value of the subject assets or property, and (ii) the aggregate fair market value of all such sales does not exceed $5,000,000 in any Fiscal Year.
     8.17 Distributions; Restrictions on Upstream Payments. Borrower shall not (a) declare or make any Distributions, except (i) Upstream Payments and (ii) Distributions on the equity interests of Lawson in an aggregate amount not to exceed $260,000 during any Fiscal Quarter; or (b) create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents or under Applicable Law.
9. DEFAULT, RIGHTS AND REMEDIES OF THE LENDER.
     9.1 Defaults. Each of the following Events of Default which occur while any Liabilities remain outstanding and continues uncured for the applicable cure period contained herein shall constitute a Default under this Agreement:
     (A) Failure to pay interest, costs, or fees in accordance with the terms of this Agreement or the other Loan Documents upon the date that such payment is due and such default shall continue for five (5) days after written notice to Lawson;
     (B) Failure to pay principal in accordance with the terms of this Agreement or the other Loan Documents upon the date that such payment is due;
     (C) Default by Borrower in the due observance or performance of any covenant contained in Section 7.1, 7.2, 7.3, 7.6, 7.7, 7.9, 7.12, 7.13, or Article 8.
     (D) Default by Borrower in the due observance or performance of any covenant contained in any Loan Documents and not addressed elsewhere in this Section 9.1, which default continues for thirty (30) days after service of written notice thereof, provided that if in Lender’s reasonable judgment such breach cannot reasonably be cured within such 30-day period but can be cured within sixty (60) days, the Borrower shall commence such cure and proceed to so cure in a diligent manner and to complete such cure within sixty (60) days after service of written notice thereof, provided further that such grace period shall not apply, and a Default shall be deemed to have occurred promptly upon such breach, if such breach may not, in Lender’s reasonable determination, be cured by Borrower during such sixty (60) day grace period;
     (E) an Event of Default under any of the other Loan Documents;

     (F) any warranty or representation now or hereafter made by Borrower is untrue or incorrect in any material respect when made, or any schedule, certificate, statement, report, financial data, notice, or writing furnished at any time by Borrower to Lender is untrue or incorrect in any material respect on the date as of which the facts set forth therein are stated or certified or any of the foregoing omits to state a fact necessary to make the statements therein contained not misleading in any material respect;
     (G) one or more judgments or orders requiring payment in excess of $1,000,000.00 in the aggregate (except for judgments constituting Liens and which are not a Lien on Collateral, which are being contested by Borrower in good faith) shall be rendered against Borrower and any such judgment or order shall remain unsatisfied or undischarged and in effect for ten (10) consecutive days without a stay of enforcement or execution, provided that this subsection 9.1(F) shall not apply to any judgment for which Borrower is fully insured (except for normal deductibles in connection therewith) and with respect to which the insurer has assumed the defense or is not defending under reservation of right and with respect to which Lender reasonably believes the insurer will pay the full amount thereof (except for normal deductibles in connection therewith);
     (H) a notice of Lien, levy or assessment is filed or recorded with respect to any Collateral or all or a substantial part of the assets of Borrower by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipality or other governmental agency, or any taxes or debts owing at any time or times hereafter to any one or more of them become a Lien upon any part of the Collateral; and (i) such Lien, levy or assessment is not discharged or released or the enforcement thereof is not stayed within thirty (30) days of the notice or attachment thereof, or (ii) if the enforcement thereof is stayed, such stay shall cease to be in effect, provided that this subsection 9.1(G) shall not apply to any Liens, levies or assessments which relate to current taxes not yet due and payable;
     (I) there shall occur any loss, theft, substantial damage or destruction of any item or items of Collateral for which Borrower is not fully insured as required by this Agreement or the other Loan Documents (a “Loss”), if the amount of such Loss not fully covered by insurance (excluding any reasonable deductible amount in connection therewith), together with the amount of all other Losses not fully covered by insurance (excluding any deductibles in connection therewith) occurring in the same Fiscal Year, exceeds $2,500,000.00;
     (J) all or any part of the Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and on or before the thirtieth (30th) day thereafter such assets are not returned to Borrower, and/or such writ, distress warrant or levy is not dismissed, stayed or lifted;
     (K) (1) a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed (a) against Borrower and an adjudication or appointment is made or order for relief is entered, or such proceeding remains undismissed for a period in excess of sixty (60) days; or (b) by Borrower; or (2) Borrower (x) makes an assignment for the benefit of creditors; or (y) takes any corporate action to authorize any of the foregoing;

     (L) Lawson voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated or any other Borrower voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated without prior written notice to Lender;
     (M) Borrower, on a consolidated basis, becomes insolvent or fails generally to pay its debts as they become due;
     (N) Borrower is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business affairs on a consolidated basis, for a period in excess of twenty-one (21) Business Days;
     (O) a breach by Borrower shall occur under any material agreement, document or instrument (other than an agreement, document or instrument evidencing the lending of money), whether heretofore, now or hereafter existing between Borrower and any other Person, and such breach, continues unwaived for more than thirty (30) days after such breach first occurs, provided that if in Lender’s reasonable judgment such breach cannot reasonably be cured within such 30-day period but can be cured within sixty (60) days, the Borrower shall commence such cure and proceed to so cure in a diligent manner and to complete such cure within sixty (60) days after service of written notice thereof, provided further that such grace period shall not apply, and a Default shall be deemed to have occurred promptly upon such breach, if such breach may not, in Lender’s reasonable determination, be cured by Borrower during such sixty (60) day grace period;
     (P) as to more than $1,000,000.00 in indebtedness in the aggregate at any time (i) Borrower shall fail to make any payment due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) on any other obligation for borrowed money and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; (ii) any other default under any agreement or instrument relating to any such indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or (iii) any such indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;
     (Q) a material and adverse change shall occur (i) in the present or reasonably foreseeable prospective operations or financial condition of Borrower or in the value of any material portion of the Collateral, or (ii) which materially impairs the ability of Borrower to perform Borrower’s obligations under this Agreement and the other Loan Documents, in each case as determined by Lender in its sole Good Faith discretion;
     (R) the plan administrator of any Pension Plan applies under Section 4 12(d) of the Internal Revenue Code for a waiver of the minimum funding standards of Section 4 12(a) of the Internal Revenue Code and Lender in good faith believes that the approval of such waiver could subject Borrower or an ERISA Affiliate of Borrower to liability in excess of One Million and no/100 Dollars ($1,000,000.00).

     (S) an accumulated funding deficiency (as defined in Section 203 of ERISA and Section 412 of the Code) exists with respect to any Pension Plan as of the last day of any plan year;
     (T) as of the last day of any plan year, the present value of the benefits under any Pension Plan, as determined by such Plan’s independent actuaries, exceeds the value as of such date, as determined by such actuaries, of all assets of such Plan by One Million and no/100 Dollars ($1,000,000.00);
     (U) the aggregate present value of the benefits under all Pension Plans that do not satisfy clause (S) above, as of the end of each Plan’s plan year, as determined by such Plans’ independent actuaries, exceeds the aggregate value as of such date, as determined by such actuaries of all assets of all such Pension Plans by One Million and no/100 Dollars ($1,000,000.00);
     (V) a Termination Event occurs which Lender in good faith believes could individually, or together with any other Termination Event subject either Borrower or an ERISA Affiliate of Borrower to liability in excess of One Million and no/100 Dollars ($1,000,000.00); or
     (W) except as otherwise specifically permitted herein, any sale, conveyance, assignment or other transfer of, or grant of a security interest, pledge or negative pledge in, all or any part of the Collateral;
     (X) a Change in Control without the written consent of Lender provided, however, that a Change in Control shall be permitted if written notice of the intended sale, conveyance, assignment or other transfer of or grant of security interest in one or more shares of the capital stock of Lawson that causes the Change in Control is given to Lender and if such sale, conveyance, assignment or transfer is to (i) a member of the Immediate Family of the assigning Shareholder, or (ii) a trust, partnership or other entity for the benefit of the assigning Shareholder or his Immediate Family, including but not limited to Port Investment LLP, a Delaware Limited Liability Partnership. (In the event of a permitted transfer of capital stock in Lawson hereunder Lender shall be provided written notice thereof at least five (5) Business Days prior to such transfer.)
     Upon the occurrence of any of the foregoing Defaults, Lender may, without notice to Borrower (i) terminate Lender’s obligation to make advances to Borrower and/or (ii) deem all of the Liabilities immediately due and payable, except that if a Default described in subsection 9.1(J) hereof shall exist or occur, all of the Liabilities shall automatically, without notice of any kind, be immediately due and payable.
     9.2 Rights and Remedies Generally. In the event of a Default, the Lender shall have, in addition to any other rights and remedies contained in this Agreement or in any of the other Loan Documents, all of the rights and remedies of an unsecured party under the Code or other applicable laws, all of which rights and remedies shall be cumulative, and non-exclusive, to the extent permitted by law.

     9.3 Waiver of Demand. Demand, presentment, protest and notice of nonpayment are hereby waived by the Borrower. The Borrower also waives the benefit of all valuation, appraisal and exemption laws.
10. MISCELLANEOUS
     10.1 Waiver. Lender’s failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of a Default by Borrower under this Agreement or any of the other Loan Documents shall not suspend, waive or affect any other Default by Borrower under this Agreement or any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Default by Borrower under this Agreement or any of the other Loan Documents shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing signed by an officer of Lender, and directed to Borrower specifying such suspension or waiver. All Defaults shall continue until the same are waived by Lender in accordance with the preceding sentence.
     10.2 Costs and Attorneys’ Fees. If at any time or times hereafter Lender employs counsel in connection with protecting Lender’s security interest in the Collateral or in connection with any of Lender’s other rights contemplated by or arising out of this Agreement or any of the other Loan Documents, whether (a) to prepare, negotiate or execute (i) any amendment to or modification or extension of this Agreement, any other Loan Documents or any instrument, document or agreement executed by any Person in connection with the transactions contemplated by this Agreement, (ii) any new or supplemental Loan Documents, or any instrument, document or agreement to be executed by any Person in connection with the transactions contemplated by this Agreement, or (iii) any instrument, document or agreement in connection with any sale or attempted sale of any interest herein to any participant provided, however that prior to Lender employing counsel for such purpose, Lender shall give Borrower sixty (60) days advance written notice of such intent and Borrower may issue a Facility Reduction Notice pursuant to Section 2.3, (b) to commence, defend, or intervene in any litigation with respect to the Collateral or Lender’s security interest therein or the solvency of Borrower, or to file a petition, complaint, answer, motion or other pleadings with respect to the Collateral or Lender’s security interest therein or the solvency of Borrower, (c) to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise), (d) to consult with officers of Lender to advise Lender, (e) to the extent Lender has such rights to protect, collect, lease, sell, take possession of, release or liquidate any of the Collateral, or (f) to attempt to enforce or to enforce any interest of Lender in any of the Collateral, or to enforce any rights of Lender, including, without limitation, Lender’s rights to collect any of the Liabilities, then in any of such events, all of the reasonable attorneys’ fees arising from such services, and any expenses, costs and charges relating thereto, including, without limitation, all reasonable fees of all paralegals and other staff employed by such attorneys, together with interest following demand for payment thereof at the rate from time to time prescribed in subsection 2.6(C) hereof, shall be part of the Liabilities, payable on demand and secured by the Collateral.

     10.3 Expenditures by the Lender. In the event Borrower shall fail to pay taxes, insurance, assessments, costs or expenses which Borrower is, under any of the terms hereof, required to pay, or fails to keep the Collateral free from other Liens, except as permitted herein, Lender may, in its sole discretion, make expenditures for any or all of such purposes, and the amount so expended, together with interest thereon at the rate prescribed in subsection 2.6(C) hereof, shall be part of the Liabilities, payable on demand.
     10.4 Custody and Preservation of Assets. Lender shall be deemed to have exercised reasonable care in the custody and preservation of any assets of Borrower in its possession if it takes such action for that purpose as Borrower shall request in writing, but failure by Lender to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure by Lender to preserve or protect any right with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by Borrower shall of itself be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.
     10.5 Reliance by the Lender. All covenants, agreements, representations, obligations and warranties made herein by Borrower shall be joint and several, notwithstanding whether the proceeds of the Revolving Loan is paid to Borrower and shall, notwithstanding any investigation by Lender, be deemed to be material to and to have been relied upon by Lender.
     10.6 Parties. Whenever in this Agreement there is reference made to any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the successors and assigns of Borrower and the successors and assigns of Lender, and the provisions of this Agreement shall be binding upon and shall inure to the benefit of said successors and assigns. Notwithstanding anything herein to the contrary, the Borrower may not assign or otherwise transfer its rights or obligations under this Agreement without the prior written consent of Lender. Without in any way limiting Lender’s rights, Lender may sell participations in the Liabilities or sell or assign its rights hereunder and under the other Loan Documents, in whole or in part, on such terms as Lender may determine. In connection with any such proposed participations or assignments, Lender may disclose information otherwise required to be kept confidential hereunder provided such disclosure shall not be made unless the party to whom it is disclosed shall have agreed to keep such information confidential as set forth herein.
     10.7 CHOICE OF LAW. THIS AGREEMENT SHALL BE DEEMED TO BE EXECUTED AND HAS BEEN DELIVERED AND ACCEPTED IN CHICAGO, ILLINOIS BY SIGNING AND DELIVERING IT THERE. ANY DISPUTE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS AND NOT THE CONFLICTS OF LAW PROVISIONS OF THE STATE OF ILLINOIS.
     10.8 CONSENT TO JURISDICTION.
     (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION 10.8(B) HEREOF, LENDER AND BORROWER AGREE THAT ALL DISPUTES BETWEEN

THEM ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS, AND THE BORROWER AND THE LENDER WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENCE WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, BUT THE LENDER AND THE BORROWERS ACKNOWLEDGE THAT CERTAIN APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, ILLINOIS. THE BORROWER WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.
     (B) OTHER JURISDICTIONS. THE BORROWER AGREES THAT LENDER SHALL HAVE THE RIGHT TO PROCEED AGAINST BORROWER OR THE BORROWER’S PROPERTY (“PROPERTY”) IN A COURT IN ANY LOCATION TO ENABLE LENDER TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF LENDER. BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIM IN ANY PROCEEDING BROUGHT BY LENDER TO REALIZE ON PROPERTY, COLLATERAL OR ANY OTHER SECURITY FOR THE LIABILITIES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. BORROWER THEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH LENDER HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION 10.8(B).
     10.9 SERVICE OF PROCESS. THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND IRREVOCABLY APPOINTS ELIZABETH A. DAVIDSON, JENNER & BLOCK LLP, 330 N. WABASH AVENUE, CHICAGO, ILLINOIS, 60611, AS BORROWER’S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS WITHIN THE STATE OF ILLINOIS. LENDER AGREES TO PROMPTLY FORWARD BY REGISTERED MAIL (NO RETURN RECEIPT REQUIRED) A COPY OF ANY PROCESS SO SERVED UPON SAID AGENT TO BORROWER AT ITS ADDRESS SET FORTH IN SUBSECTION 10.17 HEREOF. BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF THE COURTS REFERRED TO IN SUBSECTION 10.8 HEREOF IN ANY SUCH ACTION OR PROCEEDING BY MAILING COPIES OF SUCH SERVICE BY REGISTERED MAIL, POSTAGE PREPAID TO BORROWER AT SAID ADDRESS. NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW BUT ANY FAILURE TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS.
     10.10 WAIVER OF JURY TRIAL AND BOND.
     (A) WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE LENDER AND THE BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO

OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS OR IN ANY PROCEEDING REFERRED TO IN THE SECTIONS 10.8, 10.9 AND 10.10.
     (B) WAIVER OF BOND. THE BORROWER WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF LENDER IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON COLLATERAL OR ANY OTHER SECURITY FOR THE LIABILITIES, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF LENDER, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT, OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN LENDER AND THE BORROWER.
     10.11 ADVICE OF COUNSEL. THE BORROWER ACKNOWLEDGES AND REPRESENTS TO THE LENDER THAT IT DISCUSSED THIS AGREEMENT WITH ITS LAWYERS.
     10.12 SEVERABILITY. WHEREVER POSSIBLE, EACH PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS AGREEMENT SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE ONLY TO THE EXTENT OF SUCH LAW, SUCH PROVISION SHALL BE INEFFECTIVE ONLY TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS AGREEMENT.
     10.13 Application of Payments. Notwithstanding any contrary provision contained in this Agreement or in any of the other Loan Documents, Borrower irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by Lender from Borrower or with respect to any of the Collateral, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter, whether with respect to the Collateral or otherwise, against the Liabilities in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records.
     10.14 Marshalling; Payments Set Aside. The Lender shall be under no obligation to marshall any assets in favor of the Borrower or any other party or against or in payment of any or all of the Liabilities. To the extent that the Borrower makes a payment or payments to Lender or Lender enforces its security interests or exercises its rights of set off, and such payment or payments or the proceeds of such enforcement or set off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set off had not occurred.
     10.15 Section Titles. The section titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.
     10.16 Continuing Effect. This Agreement, Lender’s security interests in the Collateral, and all of the other Loan Documents shall continue in full force and effect so long as any Liabilities shall be owed to Lender, and (even if there shall be no Liabilities outstanding) so long as this Agreement has not been terminated as provided in subsection 2.8 hereof.
     10.17 Notices. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered (i) three (3) days after deposit in the United States mails, with proper postage prepaid, (ii) if sent before 5:00 p.m. CST or CSDT on a Business Day, then on the date when sent after receipt of confirmation or answer back if sent by telecopy, or other similar facsimile transmission and if sent after 5:00 p.m. CST or CSDT on a Business Day or on a non-Business Day, then on the next Business Day, (iii) one (1) Business Day after deposited with a reputable overnight courier with all charges prepaid, or (iv) when delivered, if hand-delivered by messenger, all of which shall be properly addressed to the party to be notified and sent to the address or number indicated as follows:

If to the Lender at:	Bank of America, N.A., successor by merger to
LaSalle Bank National Association
135 S. LaSalle St., Suite 713
Chicago, IL 60603
Attn: David Bacon, Vice President
Phone 312.904.4082
Fax 312.904.0409

With a copy to:	McGuireWoods LLP
77 West Wacker Drive, Suite 4100
Chicago, IL 60601
Attn: Donald J. Gibson, Jr.
Telephone: 312/750-8918
Fax: 312/920-6592

If to Borrower at:	LAWSON PRODUCTS, INC.
1666 East Touhy Avenue
Des Plaines, Illinois 60018
Attn: Thomas Neri, CEO
Telephone: 847/827-9666
Facsimile: 847/795-9030

with a copy to:	JENNER & BLOCK LLP
330 N. Wabash Avenue

Chicago, Illinois 60611
Attn: Elizabeth A. Davidson
Telephone: 312/840-8693
Facsimile: 312/840-8793
or to such other address or number as each party designates to the other in the manner herein prescribed.
     10.18 Equitable Relief. The Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lender; therefore, the Borrower agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and the granting of any such relief shall not preclude the Lender from pursuing any other relief or remedies for such breach.
     10.19 Indemnification. Borrower agrees to defend, protect, indemnify and hold harmless Lender and each of its officers, directors, employees, attorneys, consultants and agents (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for and consultants of such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated as parties thereto), which may be imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect, or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities, environmental and commercial laws and regulations, under common law or at equitable cause or on contract or otherwise) in any manner other Loan Documents, or any act, event or transaction related or attendant thereto, the agreements of Lender contained herein, the making of the Revolving Loans, the management of such Loans or the Collateral (including any liability under federal, state or local environmental laws or regulations) or the use or intended use of the proceeds of such (collectively, the “Indemnified Matters”); provided that the Borrower shall not have an obligation to any Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the fraud, bad faith, willful misconduct or gross negligence of any Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this subsection 10.19 may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.
     10.20 Non-Discharge. The Borrower waives any defenses based on suretyship or impairment of Collateral, waives any right of discharge under ‘3-605 of the Code and consents in advance to (i) any extension which the Lender may in its sole discretion hereafter grant in the due date for the payment or performance of any obligation of Borrower hereunder, (ii) any modification for the benefit of Borrower, including a material modification of any obligation of the Borrower hereunder which the Lender may in its sole discretion hereafter grant, any action taken hereunder which may result in any impairment of the value of any Collateral whether provided by Borrower, including, without limitation, any impairment of collateral as described in subsection 3-605(g) of the Code; (iv) any diligence in collection, the discharge or release of any party hereto or party to any subordination agreement, (v) the discharge or release of any collateral or, all presentment for payment, demand, protest or notice of protest, dishonor or non-payment, or (vi) the granting of any additional credit hereunder without notice.
     10.21 Effective Date. This Agreement shall be effective from and after the Closing Date.
     10.22 Lender’s Right to Assign. Lender shall have the right to assign, transfer, sell, negotiate, pledge or otherwise hypothecate this Agreement and any of its rights and security hereunder, including the Note and any other Loan Documents. Borrower hereby agrees that all of the rights and remedies of Lender in connection with the interest so assigned shall be enforceable against Borrower by such assignee with the same force and effect and to the same extent as the same would have been enforceable by Lender but for such assignment. Lender shall have the right to sell participations in the Revolving Loan at any time without the consent of Borrower and at no cost to Borrower.
     10.23 Setoff. Borrower agrees that Lender has all rights of setoff and banker’s Lien provided by applicable law and, in addition thereto, Borrower agrees that at any time any Default exists, Lender may apply to the payment of the Liabilities any and all balances, credits, deposits, accounts or moneys of Borrower then or thereafter with Lender. Without limitation of the foregoing, Borrower agrees that, upon the occurrence and during the continuance of a Default, Lender and each of its branches and offices is hereby authorized, at any time and from time to time, without notice, (i) to setoff against, and to appropriate and apply to the payment of, the Liabilities (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts owing by Borrower to Lender or any such office or branch of Lender (whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced) and (ii) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such Liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as Lender may elect in its sole discretion exercised in Good Faith.
     10.24 Construction: In interpreting or constructing the terms of this Agreement, the Loan Documents and the other Loan Documents, there shall be no presumption of construction or interpretation against the drafter thereof.
     10.25 Customer Identification — USA Patriot Act Notice. The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and the Lender’s policies and practices, the Lender is required to obtain, verify and record certain information and documentation that identifies the Borrower, which information includes the name and address of the Borrower and such other information that will allow the Lender to identify the Borrower in accordance with the Act.
     10.26 Continuing Indebtedness. This Agreement amends and restates the Original Agreement and the Note constitutes a renewal and restatement of, and a replacement and substitution for, the Existing Note. The indebtedness evidenced by the Existing Note is continuing indebtedness evidenced by the Note, and nothing herein shall be deemed to constitute a payment, settlement or novation of the Existing Note, or to release or otherwise adversely affect any guarantor, surety or other party primarily or secondarily liable for such indebtedness.
(Signature Page Attached)

     IN WITNESS WHEREOF, the parties hereto have executed this First Amended and Restated Credit Agreement dated as of the day and year first above written
LENDER:
Bank of America, N.A., successor by merger to
LASALLE BANK NATIONAL ASSOCIATION, a
national banking association (as Lender)

By:	/s/ David Bacon
Name:	David Bacon
Its:	Vice President
BORROWERS:

LAWSON PRODUCTS, INC., a Delaware
Corporation (as Borrower)

By:	/s/ Thomas Neri
Thomas Neri
Its:	President
LAWSON PRODUCTS, INC., a Georgia
Corporation (as Borrower)

By:	/s/ Thomas Neri
Thomas Neri
Its:	President
LAWSON PRODUCTS, INC., a New
Jersey Corporation (as Borrower)

By:	/s/ Thomas Neri
Thomas Neri
Its:	President
LAWSON PRODUCTS, INC., a Nevada
Corporation (as Borrower)

By:	/s/ Thomas Neri
Thomas Neri
Its:	President
Signature Page to First Amended and Restated
Credit Agreement
LAWSON PRODUCTS, INC., a Texas
corporation (as Borrower)

By:	/s/ Thomas Neri
Thomas Neri
Its:	President
LP SERVICE CO., an Illinois Corporation
(as Borrower)

By:	/s/ Thomas Neri
Thomas Neri
Its:	President
LPI HOLDINGS, INC., an Illinois
Corporation (as Borrower)

By:	/s/ Thomas Neri
Thomas Neri
Its:	President
CRONATRON WELDING SYSTEMS
LLC, a North Carolina limited liability
company (as Borrower)

By:	/s/ Thomas Neri
Thomas Neri
Its:	President

DRUMMOND AMERICAN LLC, an
Illinois limited liability company (as
Borrower)

By:	/s/ Thomas Neri Thomas Neri
Its:	President
ASSEMBLY COMPONENT SYSTEMS,
INC., an Illinois Corporation (as Borrower)

By:	/s/ Thomas Neri
Thomas Neri
Its:	Chief Executive Officer
AUTOMATIC SCREW MACHINE
PRODUCTS COMPANY, INC., an
Alabama Corporation (as Borrower)

By:	/s/ Thomas Neri
Thomas Neri
Its:	Chief Executive Officer
C. B. LYNN COMPANY, an Illinois
Corporation (as Borrower)

By:	/s/ Thomas Neri
Thomas Neri
Its:	President
RUTLAND TOOL & SUPPLY CO., A
Nevada Corporation

By:	/s/ Thomas Neri
Thomas Neri
Its:	Chief Executive Officer
Signature Page to First Amended and Restated
Credit Agreement

EXHIBITS AND SCHEDULES

Grid A	Pricing Grid

Exhibit A	Form of Certificate to Accompany Financial Statements
Exhibit A1	Real Property — Owned
Exhibit A2	Real Property – Leased or otherwise occupied by Borrower
Exhibit B	Form of Signature Authorization
Exhibit C	Form of Note
Exhibit D	Responsible Officers

Schedule 3.4	Deposit Inventory System
Schedule 3.7	Third Party Goods
Schedule 4.6	Conditions Precedent
Schedule 6.5	Permitted Liens
Schedule 6.8	Other Company Names or Fictitious Names
Schedule 6.9	Tax Liabilities
Schedule 6.12	Subsidiaries
Schedule 6.13	Litigation
Schedule 6.18	ERISA Plans
Schedule 6.21	Officers and Directors of Borrower
Schedule 8.1	Liens, Security Interests and Encumbrances
Schedule 8.2	Other Indebtedness
List of Exhibits and Schedules

Grid A
PRICING GRID

UNUSED
	TOTAL DEBT/	APPLICABLE	LETTER OF	COMMITMENT
	EBITDA	MARGIN	CREDIT FEE	FEE
Level I	< 2.00 to 1.00	200 bps	200 bps	30 bps
Status

Level II	≥ 2.00 to 1.00 but	250 bps	250 bps	40 bps
Status	< 2.50 to 1.0

Level III	≥ 2.50 to 1.00 but	300 bps	300 bps	50 bps
Status	< 3.00 to 1.0

Level IV	≥ 3.00 to 1. 00	350 bps	350 bps	50 bps
Status
     From the First Amendment Effective Date until delivery by the Borrower to the Lender of Financials for the Fiscal Quarter ending March 31, 2009, Level IV Status shall be deemed to exist.
     For the purposes of this Pricing Grid, the following terms have the following meanings, subject to the final paragraph of this Schedule:
     “Financials” means the annual or quarterly financial statements of the Borrowers delivered pursuant to the Credit Agreement.
     “Level IV Status” exists at any date if, as of the last day of the fiscal quarter of the Borrowers referred to in the most recent Financials the Borrowers have not qualified for Level I Status, Level II Status, or Level III Status.
     “Level III Status” exists at any date if, as of the last day of the fiscal quarter of the Borrowers referred to in the most recent Financials, (i) the Borrowers have not qualified for Level II or Level I Status and (ii) the ratio of Total Debt to EBITDA is greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.0.
     “Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Borrowers referred to in the most recent Financials, (i) the Borrowers have not qualified for Level I Status and (ii) the ratio of Total Debt to EBITDA is greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.0.
     “Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Borrowers referred to in the most recent Financials, the ratio of Total Debt to EBITDA is less than 2.00 to 1.00.

     The ratio of Total Debt to EBITDA shall be calculated as set forth in the Credit Agreement.
     “Status” means Level I Status, Level II Status, Level III Status or Level IV Status.
     The Applicable Margin shall be determined in accordance with the foregoing table based on the Borrowers’ Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin shall be effective five Business Days after the Lender has received the applicable Financials. If the Borrowers fail to deliver Financials to the Lender at the times required pursuant to the Agreement, and, upon delivery and review of such Financials the Status would increase to a different Level, such increase shall be retroactive to the date on which the Financials were required to have been delivered.

SECURITY AGREEMENT
     THIS SECURITY AGREEMENT dated as of March 9, 2009 (this “Security Agreement”) is being entered into among LAWSON PRODUCTS, INC., a Delaware corporation (“Lawson”), EACH OF THE UNDERSIGNED SUBSIDIARIES OF LAWSON AND EACH OTHER PERSON WHO SHALL BECOME A PARTY HERETO BY EXECUTION OF A SECURITY JOINDER AGREEMENT (each of the foregoing individually, a “Grantor” and collectively, the “Grantors”), and BANK OF AMERICA, N.A., as secured party (together with its successors and assigns, the “Secured Party”).
RECITALS:
     A. The Grantors and the Secured Party are party to a First Amended and Restated Credit Agreement dated as of November 7, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Secured Party agreed to provide to the Grantors a revolving credit facility in the original maximum principal amount of $75,000,000.
     B. The Grantors have requested that the Secured Party agree to amend various provisions of the Credit Agreement pursuant to a First Amendment to First Amended and Restated Credit Agreement to be dated as of the date hereof (the “First Amendment”), which First Amendment shall, among other things, reduce the maximum principal amount of the revolving credit facility to $55,000,000.
     C. It is a condition precedent to the Secured Party entering into the First Amendment that the Grantors shall have executed and delivered this Security Agreement to the Secured Party.
     NOW THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:
     1. Certain Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement. Terms used in this Security Agreement that are not otherwise expressly defined herein or in the Credit Agreement, and for which meanings are provided in the Uniform Commercial Code as in effect in the State of Illinois (or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code as in effect in such jurisdiction) (the “UCC”), shall have such meanings unless the context requires otherwise. In addition, for purposes of this Security Agreement, the following terms have the following definitions:
     “Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the commitment of Secured Party to provide Loans under the Credit Agreement has terminated, (b) all Secured Obligations have been paid in full (other than (x) contingent indemnification obligations and (y) Bank Product Obligations as to which arrangements satisfactory to the provider of the Bank Products have been made), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Secured Party shall have been made).
     “Qualifying Control Agreement” shall have the meaning set forth on Schedule 1.1 attached hereto.
     “Real Estate Collateral” shall have the meaning set forth on Schedule 1.1 attached hereto.
     “Secured Obligations” means all of the Liabilities, including the payment and performance by each Grantor of its obligations and liabilities (whether now existing or hereafter arising) under the Credit Agreement and each of the other Loan Documents (including this Security Agreement) to which such Grantor is now or hereafter becomes a party.
     2. Grant of Security Interest. Each Grantor grants as collateral security for the payment, performance and satisfaction of the Secured Obligations, to the Secured Party a continuing first priority security interest in and to, and collaterally assigns to the Secured Party, the following property of such Grantor or in which such Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:
     (a) All accounts, and including accounts receivable, contracts, bills, acceptances, choses in action, and other forms of monetary obligations at any time owing to such Grantor arising out of property sold, leased, licensed, assigned or otherwise disposed of or for services rendered or to be rendered by such Grantor, and all of such Grantor’s rights with respect to any property represented thereby, whether or not delivered, property returned by customers and all rights as an unpaid vendor or lienor, including rights of stoppage in transit and of recovering possession by proceedings including replevin and reclamation (collectively referred to hereinafter as “Accounts”);
     (b) All inventory, including all goods manufactured or acquired for sale or lease, and any piece goods, raw materials, work in process and finished merchandise, component materials, and all supplies, goods, incidentals, office supplies, packaging materials and any and all items used or consumed in the operation of the business of such Grantor or which may contribute to the finished product or to the sale, promotion and shipment thereof, in which such Grantor now or at any time hereafter may have an interest, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of such Grantor or is held by such Grantor or by others for such Grantor’s account (collectively referred to hereinafter as “Inventory”);
     (c) All goods, including all machinery, equipment, motor vehicles, parts, supplies, apparatus, appliances, tools, patterns, molds, dies, blueprints, fittings, furniture, furnishings, fixtures and articles of tangible personal property of every description, and all computer programs embedded in any of the foregoing and all supporting information relating to such computer programs (collectively referred to hereinafter as “Equipment”);

     (d) All general intangibles, including all rights now or hereafter accruing to such Grantor under contracts, leases, agreements or other instruments, including all contracts or contract rights to perform or receive services, to purchase or sell goods, or to hold or use land or facilities, and to enforce all rights thereunder, all causes of action, corporate or business records, inventions, patents and patent rights, rights in mask works, designs, trade names and trademarks and all goodwill associated therewith, trade secrets, trade processes, copyrights, licenses, permits, franchises, customer lists, computer programs and software, all internet domain names and registration rights thereto, all internet websites and the content thereof, all payment intangibles, all claims under guaranties, tax refund claims, all rights and claims against carriers and shippers, leases, all claims under insurance policies, all interests in general and limited partnerships, limited liability companies, and other Persons not constituting Investment Property (as defined below), all rights to indemnification and all other intangible personal property and intellectual property of every kind and nature (collectively referred to hereinafter as “General Intangibles”);
     (e) All deposit accounts, including demand, time, savings, passbook, or other similar accounts maintained with any bank by or for the benefit of such Grantor (collectively referred to hereinafter as “Deposit Accounts”);
     (f) All chattel paper, including tangible chattel paper, electronic chattel paper, or any hybrid thereof (collectively referred to hereinafter as “Chattel Paper”);
     (g) All investment property, including all securities, security entitlements, securities accounts, commodity contracts and commodity accounts of or maintained for the benefit of such Grantor (collectively referred to hereinafter as “Investment Property”);
     (h) All instruments, including all promissory notes (collectively referred to hereinafter as “Instruments”);
     (i) All documents, including warehouse receipts, bills of lading and other documents of title (collectively referred to hereinafter as “Documents”);
     (j) All rights to payment or performance under letters of credit including rights to proceeds of letters of credit (“Letter-of-Credit Rights”), and all guaranties, endorsements, Liens, other Guarantee obligations or supporting obligations of any Person securing or supporting the payment, performance, value or liquidation of any of the foregoing (collectively, with Letter-of-Credit Rights, referred to hereinafter as “Supporting Obligations”);
     (k) The commercial tort claims identified on Schedule 9(i) hereto, as such Schedule may be supplemented from time to time in accordance with the terms hereof (collectively referred to hereinafter as “Commercial Tort Claims”);

     (l) All books and records relating to any of the foregoing (including customer data, credit files, ledgers, computer programs, printouts, and other computer materials and records (and all media on which such data, files, programs, materials and records are or may be stored)); and
     (m) All proceeds, products and replacements of, accessions to, and substitutions for, any of the foregoing, including without limitation proceeds of insurance policies insuring any of the foregoing.
     All of the property and interests in property described in subsections (a) through (m) are herein collectively referred to as the “Collateral.”
     Notwithstanding the foregoing, the security interest granted herein and the term “Collateral” when used with respect to any Grantor shall not include (a) any lease, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or results in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein, or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); provided, however, that the term Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in clauses (a)(i) and (ii) above, (b) any equity interest in any Subsidiary, other than the pledge provided pursuant to the Pledge Agreement, and (c) any Real Estate Collateral of any Grantor; provided, however, that in any event the security interest granted herein and the term “Collateral” shall include all proceeds, products and replacements of, accessions to, and substitutions for, any of the foregoing, including without limitation proceeds of insurance policies insuring any of the foregoing.
     3. Perfection. As of the date of execution of this Security Agreement or Security Joinder Agreement by each Grantor, as applicable (with respect to each Grantor, its “Applicable Date”), such Grantor shall have:
     (a) furnished the Secured Party with duly authorized financing statements in form, number and substance suitable for filing, sufficient under applicable law, and satisfactory to the Secured Party in order that upon the filing of the same the Secured Party, shall have a duly perfected security interest in all Collateral in which a security interest can be perfected by the filing of financing statements;
     (b) to the extent expressly required by the terms of this Security Agreement or the other Loan Documents, furnished the Secured Party with properly executed Qualifying Control Agreements, issuer acknowledgments of the Secured Party’s interest in Letter-of-Credit Rights, and evidence of the placement of a restrictive legend on tangible chattel paper (and the tangible components of electronic Chattel Paper), and taken appropriate action acceptable to the Secured Party sufficient to establish the Secured Party’s control of electronic Chattel Paper (and the electronic components of hybrid Chattel Paper), as appropriate, with respect to Collateral in which either (i) a security interest can be perfected only by control or such restrictive legending, or (ii) a security interest perfected by control or accompanied by such restrictive legending shall have priority as against a lien creditor, a purchaser of such Collateral from the applicable Grantor, or a security interest perfected by Persons not having control or not accompanied by such restrictive legending, in each case in form and substance acceptable to the Secured Party and sufficient under applicable law so that the Secured Party shall have a security interest in all such Collateral perfected by control; and
          (c) to the extent expressly required by the terms of this Security Agreement or the other Loan Documents, delivered to the Secured Party or, if the Secured Party shall specifically consent in each instance, an agent or bailee of the Secured Party that has acknowledged such status in a properly executed Qualifying Control Agreement possession of all Collateral with respect to which either a security interest can be perfected only by possession or a security interest perfected by possession shall have priority as against Persons not having possession, and including in the case of Instruments, Documents, and Investment Property in the form of certificated securities, duly executed endorsements or stock powers in blank, as the case may be, affixed thereto in form and substance acceptable to the Secured Party and sufficient under applicable law so that the Secured Party shall have a security interest in all such Collateral perfected by possession;
with the effect that the Liens conferred in favor of the Secured Party shall be and remain duly perfected and of first priority subject only, to the extent applicable, to Permitted Liens. All financing statements (including all amendments thereto and continuations thereof), control agreements, certificates, acknowledgments, stock powers and other documents, electronic identification, restrictive legends, and instruments furnished in connection with the creation, enforcement, protection, perfection or priority of the Secured Party’s security interest in Collateral, including such items as are described above in this Section 3, are sometimes referred to herein as “Perfection Documents”. The delivery of possession of items of or evidencing Collateral, causing other Persons to execute and deliver Perfection Documents as appropriate, the filing or recordation of Perfection Documents, the establishment of control over items of Collateral, and the taking of such other actions as may be necessary or advisable in the determination of the Secured Party to create, enforce, protect, perfect, or establish or maintain the priority of, the security interest of the Secured Party in the Collateral is sometimes referred to herein as “Perfection Action”.
     4. Maintenance of Security Interest; Further Assurances.
     (a) Each Grantor will from time to time at its own expense, deliver specific assignments of Collateral or such other Perfection Documents, and take such other or additional Perfection Action, as may be required by the terms of the Loan Documents or as the Secured Party may reasonably request in connection with the administration or enforcement of this Security Agreement or related to the Collateral or any part thereof in order to carry out the terms of this Security Agreement, to perfect, protect, maintain the priority of or enforce the Secured Party’s security interest in the Collateral, subject only to Permitted Liens, or otherwise to better assure and confirm unto the Secured Party its rights, powers and remedies hereunder. Without limiting the foregoing, each Grantor hereby irrevocably authorizes the Secured Party to file (with, or to the extent permitted by applicable law, without the signature of the Grantor appearing thereon) financing statements (including amendments thereto and initial financing statements in lieu of continuation statements) or other Perfection Documents (including copies thereof) showing such Grantor as “debtor” at such time or times and in all filing offices as the Secured Party may from time to time determine to be necessary or advisable to perfect or protect the rights of the Secured Party and the Secured Parties hereunder, or otherwise to give effect to the transactions herein contemplated, any of which Perfection Documents, at the Secured Party’s election, may describe the Collateral as or including all assets or property of the Grantor. Each Grantor hereby irrevocably ratifies and acknowledges the Secured Party’s authority to have effected filings of Perfection Documents made by the Secured Party prior to its Applicable Date.
     (b) With respect to any and all Collateral, each Grantor agrees to do and cause to be done all things necessary to perfect, maintain the priority of and keep in full force the security interest granted in favor of the Secured Party, including, but not limited to, the prompt payment upon demand therefor by the Secured Party of all reasonable fees and expenses (including documentary stamp, excise or intangibles taxes) incurred in connection with the preparation, delivery, or filing of any Perfection Document or the taking of any Perfection Action to perfect, protect or enforce a security interest in Collateral in favor of the Secured Party, subject only to Permitted Liens. All amounts not so paid when due shall constitute additional Secured Obligations and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Post Default Rate.
     (c) Each Grantor agrees to maintain among its books and records appropriate notations or evidence of, and to make or cause to be made appropriate disclosure upon its financial statements of, the security interest granted hereunder to the Secured Party.
     5. Receipt of Payment. In the event a Default shall occur and be continuing and a Grantor (or any of its Affiliates, subsidiaries, stockholders, directors, officers, employees or agents) shall receive any proceeds of Collateral, including without limitation monies, checks, notes, drafts or any other items of payment, each Grantor shall hold all such items of payment in trust for the Secured Party, and as the property of the Secured Party, separate from the funds and other property of such Grantor, and no later than the first Business Day following the receipt thereof, at the election of the Secured Party, such Grantor shall cause such Collateral to be forwarded to the Secured Party for its custody, possession and disposition on behalf of the Secured Parties in accordance with the terms hereof and of the other Loan Documents.
     6. Preservation and Protection of Collateral.

     (a) The Secured Party shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise. Except for Collateral in the physical possession of the Secured Party or its agents and representatives, each Grantor shall be responsible for the safekeeping of its Collateral, and in no event shall the Secured Party have any responsibility for (i) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause, (ii) any diminution in the value thereof, or (iii) any act or default of any carrier, warehouseman, bailee or forwarding agency thereof or other Person in any way dealing with or handling such Collateral.
     (b) Each Grantor shall keep and maintain its tangible personal property Collateral in good operating condition and repair, ordinary wear and tear and casualty excepted; provided, however, that such Grantor may discontinue routine maintenance and repair with respect to Collateral which, in its commercially reasonable judgment is no longer used or useful in its business. No Grantor shall permit any such items to become a fixture to real property (unless such Grantor has granted the Secured Party a Lien on such real property having a priority acceptable to the Secured Party) or accessions to other personal property.
     (c) Each Grantor agrees (i) to pay when due all taxes, charges and assessments against the Collateral, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP applied on a basis consistent with the application of GAAP in the audited financial statements delivered pursuant to the Credit Agreement and provided that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed, and (ii) to cause to be terminated and released all Liens (other than Permitted Liens) on the Collateral. Upon the occurrence and during the continuance of a Default based upon the failure of any Grantor to so pay or contest such taxes, charges, or assessments, or cause such Liens to be terminated, the Secured Party at its option may pay or contest any of them or amounts relating thereto (the Secured Party having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments) but shall not have any obligation to make any such payment or contest. All sums so disbursed by the Secured Party, including all reasonable fees and expenses of counsel (collectively, “Attorneys’ Costs”), court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Secured Party and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Post Default Rate.
     7. Status of Grantors and Collateral Generally. Each Grantor represents and warrants to, and covenants with, the Secured Party, with respect to itself and the Collateral as to which it has or acquires any interest, that:

     (a) It is at its Applicable Date (or as to Collateral acquired after its Applicable Date will be upon the acquisition of the same) and, except as permitted by the Credit Agreement and subsection (b) of this Section 7, will continue to be, the owner of the Collateral, free and clear of all Liens, other than Permitted Liens, and that it will at its own cost and expense defend such Collateral and any products and proceeds thereof against all claims and demands of all Persons (other than claims and demands in respect of Permitted Liens) at any time claiming the same or any interest therein adverse to the Secured Party. Upon the failure of any Grantor to so defend, the Secured Party may do so at its option but shall not have any obligation to do so. All sums so disbursed by the Secured Party, including reasonable Attorneys’ Costs, court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Secured Party and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Post Default Rate.
     (b) It shall not (i) sell, assign, transfer, lease, license or otherwise dispose of, or grant any option with respect to, any of the Collateral, except for dispositions permitted under the Credit Agreement, (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the security interests created by this Security Agreement and Permitted Liens, or (iii) take any other action in connection with any of the Collateral that would materially impair the value of the interest or rights of such Grantor in the Collateral taken as a whole or that would materially impair the interest or rights of the Secured Party.
     (c) It has full power, legal right and lawful authority to enter into this Security Agreement (and any Security Joinder Agreement applicable to it) and to perform its terms, including the grant of the security interests in the Collateral herein provided for.
     (d) No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person which has not been given or obtained, as the case may be, is required either (i) for the grant by such Grantor of the security interests granted hereby or for the execution, delivery or performance of this Security Agreement (or any Security Joinder Agreement) by such Grantor, or (ii) for the perfection of or the exercise by the Secured Party of its rights and remedies hereunder, except for action required by the Uniform Commercial Code to perfect and exercise remedies with respect to the security interest conferred hereunder.
     (e) No effective financing statement or other Perfection Document similar in effect, nor any other Perfection Action, covering all or any part of the Collateral purported to be granted or taken by or on behalf of such Grantor (or by or on behalf of any other Person and which remains effective as against all or any part of the Collateral) has been filed in any recording office, delivered to another Person for filing (whether upon the occurrence of a contingency or otherwise), or otherwise taken, as the case may be, except such as pertain to Permitted Liens and such as may have been filed for the benefit of, delivered to, or taken in favor of, the Secured Party in connection with the security interests conferred hereunder.
     (f) Schedule 7(f) attached hereto contains true and complete information as to each of the following: (i) the exact legal name of each Grantor as it appears in its organization documents as of its Applicable Date and at any time during the five (5) year period ending as of its Applicable Date (the “Covered Period”), (ii) the jurisdiction of formation and form of organization of each Grantor, and the identification number of such Grantor in its jurisdiction of formation (if any), in each case as of its Applicable Date and at any time during the Covered Period, (iii) each address of the chief executive office of each Grantor as of its Applicable Date, (iv) all trade names or trade styles used by such Grantor as of its Applicable Date and at any time during the Covered Period, (v) the address of each location of such Grantor at which any tangible personal property Collateral (including Account Records and Account Documents) is located at its Applicable Date, (vi) with respect to each location described in clause (v) that is not owned beneficially and of record by such Grantor, the name and address of the owner thereof; and (vii) the name of each Person other than such Grantor and the address of such Person at which any tangible personal property Collateral of such Grantor is held under any warehouse, consignment, bailment or other arrangement as of its Applicable Date. No Grantor shall change its name, jurisdiction of formation (whether by reincorporation, merger or otherwise), or the location of its chief executive office, except in each case upon giving not less than thirty (30) days’ prior written notice to the Secured Party and taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be required, or as the Secured Party may reasonably request, to perfect or protect, or maintain the perfection and priority of, the Lien of the Secured Party in Collateral contemplated hereunder. No Grantor shall maintain any tangible personal property Collateral at any location not listed on Schedule 7(f) unless such Grantor shall have delivered prior written notice to the Secured Party, which notice shall include all of the information required by Schedule 7(f).
     (g) No Grantor shall engage in any consignment transaction in respect of any of the Collateral or cause, suffer or permit any of the tangible personal property Collateral to be in the possession, custody or control of any warehouseman or other bailee unless (i) such location is listed on Schedule 7(f) or such Grantor shall have delivered prior written notice to the Secured Party, which notice shall include all of the information required by Schedule 7(f), and (ii) with respect to any such location at which tangible personal property Collateral with a value in excess of $1,250,000 is maintained, caused at its expense to be prepared and executed such additional Perfection Documents and to be taken such other Perfection Action as may be required, or as the Secured Party may reasonably request, to perfect or protect, or maintain the perfection and priority of, the Lien of the Secured Party in Collateral contemplated hereunder.
     (h) No Grantor shall cause, suffer or permit any of the tangible personal property Collateral to be evidenced by any document of title (except for shipping documents as necessary or customary to effect the receipt of raw materials or components or the delivery of inventory to customers, in each case in the ordinary course of business).
     (i) No tangible personal property Collateral is or shall be located at any location that is leased by such Grantor from any other Person (other than another Grantor) other than Inventory the value of which, at any such location, is less than $2,500,000, and when aggregated with all other Inventory kept at any location which is leased by all Grantors from Persons other than other Grantors, is less than $10,000,000, unless (i) such location is listed on Schedule 7(f) or such Grantor shall have delivered prior written notice to the Secured Party, which notice shall include all of the information required by Schedule 7(f), and (y) such lessor acknowledges the Lien in favor of the Secured Party conferred hereunder and waives its statutory and consensual Liens and rights with respect to such Collateral pursuant to an agreement in form and substance acceptable to the Secured Party and delivered to the Secured party prior to any Collateral being located at any such location.
     8. Inspection. The Secured Party (by any of its officers, employees and agents), shall have the right upon prior notice to an executive officer of any Grantor, and at any reasonable times during such Grantor’s usual business hours, to inspect the Collateral, all records related thereto (and to make extracts or copies from such records), and the premises upon which any of the Collateral is located, and to discuss such Grantor’s affairs and finances with senior officers and accountants of the Grantors; provided that with respect to any discussions with accountants such discussions shall be upon reasonable prior notice and shall be conducted with a senior officer of Lawson present (the presence of such senior officer not to be unreasonably withheld or delayed). Upon or after the occurrence and during the continuation of a Default, the Secured Party may at any time and from time to time employ and maintain on such Grantor’s premises a custodian selected by the Secured Party who shall have full authority to do all acts necessary to protect the Secured Party’s interest. All expenses incurred by the Secured Party by reason of the employment of such custodian shall be paid by such Grantor on demand from time to time and shall be added to the Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Post Default Rate.
     9. Specific Collateral.
     (a) Accounts. With respect to its Accounts whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Secured Party that:
     (i) Each Grantor shall keep accurate and complete records of its Accounts, including all payments and collections thereon (“Account Records”), and shall submit to Secured Party a schedule of sales, collection, reconciliation and other reports (“Schedule of Accounts”), in form reasonably satisfactory to Secured Party, on such periodic basis as Secured Party may request; provided, however, that such Grantor’s failure to execute and deliver any such Schedule of Accounts shall not affect or limit the Secured Party’s security interest or other rights in and to any Accounts. If requested by the Secured Party, each Grantor shall furnish the Secured Party with proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information and such other matter and information relating to the status of then existing Accounts (collectively, “Account Documents”) as the Secured Party shall reasonably request. Each Grantor shall also provide to Secured Party, on such periodic basis as Secured Party may request, an aged trial balance of all Accounts as of the end of the preceding month, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such Account Documents as Secured Party may reasonably request.
     (ii) The Accounts are genuine, are in all respects what they purport to be, are not evidenced by an instrument or document or, if evidenced by an instrument or document, are only evidenced by one original instrument or document.
     (iii) The Accounts cover bona fide sales and deliveries of Inventory usually dealt in by such Grantor, or the rendition by such Grantor of services, to an Account Debtor in the ordinary course of business.
     (iv) The amounts of the face value of any Account shown or reflected on any Schedule of Accounts, invoice statement, or certificate delivered to the Secured Party, are actually owing to such Grantor and are not contingent for any reason; and there are no setoffs, discounts, allowances, claims, counterclaims or disputes of any kind or description existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except returns, discounts, allowances for prompt payment allowed by such Grantor in the ordinary course of its business which are not likely to result in any material adverse change in such Grantor’s financial condition or business operations and stated in the Schedule of Accounts and reflected in the calculation of the face value of each respective invoice related thereto.
     (v) Except for conditions generally applicable to such Grantor’s industry and markets, there are no facts, events, or occurrences known to such Grantor pertaining particularly to any Accounts which are reasonably expected to materially impair in any way the validity, collectibility or enforcement of Accounts that would reasonably be likely, in the aggregate, to be of material economic value, or in the aggregate materially reduce the amount payable thereunder from the amount of the invoice face value shown on any Schedule of Accounts, or on any certificate, contract, invoice or statement delivered to the Secured Party with respect thereto.
     (vii) Except to the extent of the allowance for doubtful Accounts shown on the Financials, such Grantor has no knowledge of any fact or circumstance which would tend to impair the validity or collectibility thereof; and except to the extent of the allowance for doubtful Accounts shown on the Financials, to such Grantor’s knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor which are likely to result in any material adverse change in such Account Debtor’s financial condition.
     (viii) To such Grantor’s knowledge, and except to the extent of the allowance for doubtful Accounts shown on the Financials, all Account Debtors have the capacity to contract and are solvent.
     (ix) The property or services giving rise thereto are not, and were not at the time of the sale or performance thereof, subject to any Lien other than Permitted Liens.
     (x) Such Grantor shall notify the Secured Party with respect to any Accounts with respect to which the warranties in this Section 9(a) are not true.
     (xi) In the event any amounts due and owing in excess of $1,000,000 individually, or $5,000,000 in the aggregate amount, are in dispute between any Account Debtor and such Grantor (which shall include without limitation any dispute in which an offset claim or counterclaim may result), such Grantor shall provide the Secured Party with written notice thereof as soon as practicable, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.
     (xii) The Secured Party shall have the right, at any time or times hereafter, in the Secured Party’s name or in the name of a nominee of the Secured Party, to verify the validity, amount or any other matter relating to any Accounts, by mail, telephone, telegraph or otherwise.
     (xiii) Such Grantor shall promptly upon its learning thereof: (i) inform the Secured Party in writing of any material delay in the Grantor’s performance of any of its material obligations to any Account Debtor or of any assertion of any material claims, setoff or counterclaims by any Account Debtor; (ii) furnish to and inform the Secured Party of all material adverse information of which such Grantor obtains knowledge relating to the financial condition of any Person who is then an Account Debtor as to open Accounts with a face amount, in the aggregate, in excess of $1,000,000.
     (b) Inventory. With respect to its Inventory whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Secured Party that:
     (i) Each Grantor shall keep accurate and complete records of its Inventory and shall submit to Secured Party inventory and reconciliation reports, in form satisfactory to Secured Party, on such periodic basis as Secured Party may request. Grantor shall conduct periodic cycle counts consistent with historical practices, and shall provide to Secured Party a summary report based on such counts on such periodic basis as Secured Party may request, together with such supporting information as Secured Party may request.
     (ii) The Secured Party shall not be responsible for: (i) the safekeeping of the Inventory; (ii) any loss of or damage to the Inventory; (iii) any diminution in the value of the Inventory; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency or any other Person. All risk of loss, damage, destruction or diminution in value of the Inventory shall be borne by Grantor. Except as expressly set forth in this Agreement or pursuant to the Deposit Inventory System, no Inventory shall, without Secured Party’s prior written consent, be at any time or times hereafter stored with a bailee, warehouseman, consignee or similar third party. Except for the Deposit Inventory System, Grantor shall not sell any of its Inventory on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or any other basis subject to a repurchase obligation or return right.
     (iii) Such Grantor shall not sell any of its Inventory on a bill-and-hold basis if it would cause the aggregate outstanding amount of all Accounts arising therefrom to exceed at any time $250,000 with respect to all such Account Debtors.
     (iv) If any Account Debtor returns any Inventory to a Grantor after shipment thereof, and such return generates a credit in excess of $1,000,000 on any individual Account or $5,000,000 in the aggregate on any Accounts of such Account Debtor, such Grantor shall notify the Secured Party in writing of the same as soon as practicable.
     (c) Equipment. With respect to its Equipment whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Secured Party that such Grantor, as soon as practicable following a request therefor by the Secured Party, shall deliver to the Secured Party any and all evidence of ownership of any of the Equipment (including without limitation certificates of title and applications for title).
     (d) Supporting Obligations. With respect to its Supporting Obligations whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Secured Party that:
     (i) Each Grantor shall (i) maintain at all times, and furnish to the Secured Party from time to time at the Secured Party’s request, a current list identifying in reasonable detail each Supporting Obligation relating to any Collateral from a single obligor in excess of $1,000,000, and (ii) upon the request of the Secured Party from time to time following the occurrence and during the continuance of any Default, deliver to the Secured Party the originals of all documents evidencing or constituting Supporting Obligations, together with such other documentation (executed as appropriate by the applicable Grantor) and information as may be necessary to enable the Secured Party to realize upon the Supporting Obligations in accordance with their respective terms or transfer the Supporting Obligations as may be permitted under the Loan Documents or by applicable law.
     (ii) With respect to each letter of credit giving rise to Letter-of-Credit Rights that has an aggregate stated amount available to be drawn in excess of $2,500,000, each Grantor shall, at the request of the Secured Party, cause the issuer thereof to execute and deliver to the Secured Party a Qualifying Control Agreement.
     (e) Investment Property. With respect to its Investment Property constituting Collateral, whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Secured Party that:
     (i) Schedule 9(e) attached hereto contains a true and complete description of (x) the name and address of each securities intermediary with which such Grantor maintains a securities account as of its Applicable Date, and (y) all other Investment Property of such Grantor other than interests in Subsidiaries in which such Grantor has granted a Lien to the Secured Party pursuant to a Pledge Agreement.
     (ii) Except with the express prior written consent of the Secured Party in each instance, all Investment Property other than interests in Subsidiaries in which such Grantor has granted a Lien to the Secured Party pursuant to a Pledge Agreement shall be maintained at all times in the form of (a) certificated securities, which certificates shall have been delivered to the Secured Party together with duly executed undated stock powers endorsed in blank pertaining thereto, or (b) security entitlements credited to one or more securities accounts as to each of which the Secured Party has received (1) copies of the account agreement between the applicable securities intermediary and such Grantor and the most recent statement of account pertaining to such securities account (each certified to be true and correct by an officer of such Grantor) and (2) a Qualifying Control Agreement from the applicable securities intermediary which remains in full force and effect and as to which the Secured Party has not received any notice of termination. Without limiting the generality of the foregoing, no Grantor shall cause, suffer or permit any Investment Property to be credited to or maintained in any securities account not listed on Schedule 9(e) attached hereto except in each case upon giving prior written notice to the Secured Party.
     (iii) All dividends and other distributions with respect to any of the Investment Property shall be subject to the security interest conferred hereunder.

     (iv) So long as no Default shall have occurred and be continuing, the registration of Investment Property in the name of a Grantor as record and beneficial owner shall not be changed and such Grantor shall be entitled to exercise all voting and other rights and powers pertaining to Investment Property for all purposes not inconsistent with the terms hereof or of any Qualifying Control Agreement relating thereto.
     (v) Upon the occurrence and during the continuance of any Default, at the option of the Secured Party, all rights of the Grantors to exercise the voting or consensual rights and powers which it is authorized to exercise pursuant to clause (iv) immediately above shall cease and the Secured Party may thereupon (but shall not be obligated to), at its request, cause such Collateral to be registered in the name of the Secured Party or its nominee or agent and/or exercise such voting or consensual rights and powers as appertain to ownership of such Collateral, and to that end each Grantor hereby appoints the Secured Party as its proxy, with full power of substitution, to vote and exercise all other rights as a shareholder with respect to such Investment Property upon the occurrence and during the continuance of any Default, which proxy is coupled with an interest and is irrevocable until the Facility Termination Date, and each Grantor hereby agrees to provide such further proxies as the Secured Party may request; provided, however, that the Secured Party in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.
     (vi) Upon the occurrence and during the continuance of any Default, all rights of the Grantors to receive and retain cash dividends and other distributions upon or in respect to Investment Property pursuant to clause (iii) above shall cease and shall thereupon be vested in the Secured Party, and each Grantor shall, or shall cause, all such cash dividends and other distributions with respect to the Investment Property to be promptly delivered to the Secured Party (together, if the Secured Party shall request, with any documents related thereto) to be held, released or disposed of by it hereunder or, at the option of the Secured Party, to be applied to the Secured Obligations.
     (f) Deposit Accounts. With respect to its Deposit Accounts whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Secured Party that:
     (i) Schedule 9(f) attached hereto contains a true and complete description of the name and address of each depositary institution with which such Grantor maintains a Deposit Account as of its Applicable Date.
     (ii) Grantors shall comply with Section 7.12 of the Credit Agreement with respect to Deposit Accounts. Without limiting the generality of the foregoing, no Grantor shall cause, suffer or permit any Deposit Account to be opened or maintained (other than Deposit Accounts listed on Schedule 9(f))

unless the applicable Grantor shall have given prior written notice thereof to the Secured Party. In addition, all Deposit Accounts in which collected balances or deposits in excess of $250,000 are or may at any time be credited or maintained (other than Deposit Accounts maintained with the Secured Party as depositary institution) shall be subject to a Qualifying Control Agreement from the applicable depositary institution which remains in full force and effect and as to which the Secured Party has not received any notice of termination.
     (g) Chattel Paper. With respect to its Chattel Paper whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Secured Party that:
     (i) Each Grantor shall at all times retain sole physical possession of the originals of all Chattel Paper (other than electronic Chattel Paper and the electronic components of hybrid Chattel Paper); provided, however, that (x) upon the request of the Secured Party from time to time, such Grantor shall immediately deliver physical possession of such Chattel Paper to the Secured Party or its designee, and (y) in the event that there shall be created more than one original counterpart of any physical document that alone or in conjunction with any other physical or electronic document constitutes Chattel Paper, then such counterparts shall be numbered consecutively starting with “1” and such Grantor shall retain the counterpart numbered “1”.
     (ii) All counterparts of all tangible Chattel Paper (and the tangible components of hybrid Chattel Paper) shall immediately upon the creation or acquisition thereof by any Grantor be conspicuously legended as follows: “A FIRST PRIORITY SECURITY INTEREST IN THIS CHATTEL PAPER HAS BEEN GRANTED TO BANK OF AMERICA, N.A., PURSUANT TO A SECURITY AGREEMENT DATED AS OF MARCH [___], 2009, AS AMENDED FROM TIME TO TIME. NO SECURITY INTEREST OR OTHER INTEREST IN FAVOR OF ANY OTHER PERSON MAY BE CREATED BY THE TRANSFER OF PHYSICAL POSSESSION OF THIS CHATTEL PAPER OR OF ANY COUNTERPART HEREOF EXCEPT BY OR WITH THE CONSENT OF THE AFORESAID SECURED PARTY AS PROVIDED IN SUCH SECURITY AGREEMENT.” In the case of electronic Chattel Paper (including the electronic components of hybrid Chattel Paper), no Grantor shall create or acquire any such Chattel Paper unless, prior to such acquisition or creation, it shall have taken such Perfection Action as the Secured Party may require to perfect by control the security interest of the Secured Party in such Collateral.
     (iii) Other than in the ordinary course of business and in keeping with reasonable and customary practice, no Grantor shall amend, modify, waive or terminate any provision of, or fail to exercise promptly and diligently each material right or remedy conferred under or in connection with, any Chattel Paper, in any case in such a manner as could reasonably be expected to materially adversely affect the value of affected Chattel Paper as collateral.
     (h) Instruments. With respect to its Instruments whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Secured Party that:
     (i) Each Grantor shall (i) maintain at all times, and furnish to the Secured Party from time to time at the Secured Party’s request, a current list identifying in reasonable detail Instruments of which such Grantor is the payee or holder (other than Instruments with respect to which another Grantor is the obligor) and having a face amount payable in excess of $1,000,000, and (ii) upon the request of the Secured Party from time to time, deliver to the Secured Party the originals of all such Instruments, together with duly executed undated endorsements in blank affixed thereto and such other documentation and information as may be necessary to enable the Secured Party to realize upon the Instruments in accordance with their respective terms or transfer the Instruments as may be permitted under the Loan Documents or by applicable law.
     (ii) Other than in the ordinary course of business and in keeping with reasonable and customary practice, no Grantor shall amend, modify, waive or terminate any provision of, or fail to exercise promptly and diligently each material right or remedy conferred under or in connection with, any Instrument, in any case in such a manner as could reasonably be expected to materially adversely affect the value of affected Instrument as collateral.
     (i) Commercial Tort Claims. With respect to its Commercial Tort Claims whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Secured Party that:
     (i) Schedule 9(i) attached hereto contains a true and complete list of all Commercial Tort Claims in which any Grantor has an interest and which have been identified by a Grantor as of its Applicable Date (“Grantor Claims”). Each Grantor shall furnish to the Secured Party from time to time upon its request a certificate of an officer of such Grantor referring to this Section 9(i) and (x) identifying all Grantor Claims that are not then described on Schedule 9(i) attached hereto and stating that each of such additional Grantor Claims shall be deemed added to such Schedule 9(i) and shall constitute a Commercial Tort Claim, a Grantor Claim, and additional Collateral hereunder, and (y) summarizing the status or disposition of any Grantor Claims that have been settled, or have been made the subject of any binding mediation, judicial or arbitral proceeding, or any judicial or arbitral order on the merits, or that have been abandoned. With respect to each such additional Grantor Claim, such Grantor Claim shall be and become part of the Collateral hereunder from the date such claim is identified to the Secured Party as provided above without further action, and (ii) the Secured Party is hereby authorized at the expense of the applicable Grantor to execute and file such additional financing statements or amendments to previously filed financing statements, and take such other action as it may deem necessary or advisable, to perfect the Lien on such additional Grantor Claims conferred hereunder, and the Grantor shall, if required by applicable law or otherwise at the request of the Secured Party, execute and deliver such Perfection Documents and take such other Perfection Action as the Secured Party may determine to be necessary or advisable to perfect or protect the Lien of the Secured Party in such additional Grantor Claims conferred hereunder.
     (j) Internet Property Rights. With respect to its rights, titles and interests in and to any internet domain names or registration rights relating thereto, and any internet websites or the content thereof (collectively, “Internet Property Rights”) whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Secured Party that Schedule 9(j) attached hereto contains a true and complete description of each internet domain name registered to such Grantor or in which such Grantor has ownership, operating or registration rights.
     (k) Third Party Goods. Grantor shall not hold or accept any Third Party Goods, whether on a consignment basis or otherwise, other than Third Party Goods (i) with an aggregate value of $2,500,000 or less; or (ii) from a Person approved by Secured Party, provided that, with respect to any other such Person, Secured Party has (a) been furnished with an accurate description of the arrangements and agreements (if not reduced to writing) with respect to such Third Party Goods, together with true, correct and complete copies of any written instruments, documents or agreements with respect thereto, and (b) received an executed intercreditor agreement from such Person in form and substance satisfactory to Secured Party. If any of the arrangements or instruments, documents or agreements referred to in this Section 9(k) are amended, modified or supplemented, Grantor promptly shall provide Secured Party with notice thereof and copies of such amendment, modification or supplement. Schedule 9(k) sets forth a complete listing of all Persons now having an interest in any Third Party Goods, which Schedule shall be amended and supplemented by Grantor in conjunction with the delivery of the Covenant Compliance Certificates required by Section 7.1(H) of the Credit Agreement. Grantor shall take such action as Secured Party may from time to time require to assure Secured Party that no Person storing any Third Party Goods with Grantor has any interest in the Collateral.
     10. Casualty and Liability Insurance Required.
     (a) Each Grantor will keep the Collateral continuously insured as required pursuant to the terms of the Credit Agreement.
     (b) Each insurance policy obtained in satisfaction of the requirements of the Credit Agreement:
     (i) may be provided by blanket policies now or hereafter maintained by each or any Grantor;

     (ii) shall be issued by such insurer (or insurers) as shall be financially responsible, of recognized standing and reasonably acceptable to the Secured Party;
     (iii) shall be in such form and have such provisions (including without limitation the loss payable clause, the waiver of subrogation clause, the deductible amount, if any, and the standard mortgagee endorsement clause) as are generally considered standard provisions for the type of insurance involved and are reasonably acceptable in all respects to the Secured Party;
     (iv) shall prohibit cancellation or substantial modification, termination or lapse in coverage by the insurer without at least thirty (30) days’ prior written notice to the Secured Party, except for non-payment of premium, as to which such policies shall provide for at least ten (10) days’ prior written notice to the Secured Party; and
     (v) shall name the Secured Party as loss payee and as a party insured thereunder in respect of any claim for payment.
     (c) Prior to expiration of any such policy, such Grantor shall furnish the Secured Party with evidence satisfactory to the Secured Party that the policy or certificate has been renewed or replaced or is no longer required by this Security Agreement.
     (d) Each Grantor hereby makes, constitutes and appoints the Secured Party (and all officers, employees or agents designated by the Secured Party), as such Grantor’s true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance, which appointment is coupled with an interest and is irrevocable; provided, however, that the powers pursuant to such appointment shall be exercisable only upon the occurrence and during the continuation of a Default.
     (e) In the event such Grantor shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required hereunder, the Secured Party may (but shall be under no obligation to), without waiving or releasing any Secured Obligation or Default or Event of Default by such Grantor hereunder, contract for the required policies of insurance and pay the premiums on the same; and all sums so disbursed by Secured Party, including reasonable Attorneys’ Costs, court costs, expenses and other charges related thereto, shall be payable on demand by such Grantor to the Secured Party, shall be additional Secured Obligations secured by the Collateral, and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Post Default Rate.

     (f) So long as no Default shall have occurred and be continuing, the Grantors shall be entitled to receive payment of the proceeds of such insurance; provided, that, at all times during which a Default shall have occurred and be continuing, the Secured Party shall be entitled to receive direct and immediate payment of the proceeds of such insurance and such Grantor shall take all action as the Secured Party may reasonably request to accomplish such payment. In the event any Grantor shall receive any such proceeds at any times during which a Default shall have occurred and be continuing, such Grantor shall immediately deliver such proceeds to the Secured Party and, pending such delivery, shall hold such proceeds in trust and keep the same segregated from its other funds.
     (h) In case of any material damage to, destruction or loss of, or claim or proceeding against, all or any material part of the Collateral pledged hereunder by a Grantor, such Grantor shall give prompt notice thereof to the Secured Party. Each such notice shall describe generally the nature and extent of such damage, destruction, loss, claim or proceeding. Subject to Section 10(d), each Grantor is hereby authorized and empowered to adjust or compromise any loss under any such insurance other than losses relating to claims made directly against any Secured Party.
     (k) The provisions contained in this Security Agreement pertaining to insurance shall be cumulative with any additional provisions imposing additional insurance requirements with respect to the Collateral or any other property on which a Lien is conferred under any Collateral Document.
     11. Rights and Remedies Upon Default. Upon the occurrence and during the continuance of a Default, the Secured Party shall have the following rights and remedies in addition to any rights and remedies set forth elsewhere in this Security Agreement or the other Loan Documents, all of which may be exercised with or, if allowed by law, without notice to a Grantor:
     (a) All of the rights and remedies of a secured party under the UCC or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Security Agreement or any other Loan Document;
     (b) The right to foreclose the Liens and security interests created under this Security Agreement by any available judicial procedure or without judicial process;
     (c) The right to (i) enter upon the premises of a Grantor through self-help and without judicial process, without first obtaining a final judgment or giving such Grantor notice or opportunity for a hearing on the validity of the Secured Party’s claim and without any obligation to pay rent to such Grantor, or any other place or places where any Collateral is located and kept, and remove the Collateral therefrom to the premises of the Secured Party or any agent of the Secured Party, for such time as the Secured Party may desire, in order effectively to collect or liquidate the Collateral, (ii) require such Grantor or any bailee or other agent of such Grantor to assemble the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party that is reasonably convenient to both parties, and (iii) notify any or all Persons party to a Qualifying Control Agreement or who otherwise have possession of or control over any Collateral of the occurrence of a Default and other appropriate circumstances, and exercise control over and take possession or custody of any or all Collateral in the possession, custody or control of such other Persons;
     (d) The right to (i) exercise all of a Grantor’s rights and remedies with respect to the collection of Accounts, Chattel Paper, Instruments, Supporting Obligations and General Intangibles (collectively, “Payment Collateral”), including the right to demand payment thereof and enforce payment, by legal proceedings or otherwise; (ii) settle, adjust, compromise, extend or renew all or any Payment Collateral or any legal proceedings pertaining thereto; (iii) discharge and release all or any Payment Collateral; (iv) take control, in any manner, of any item of payment or proceeds referred to in Section 5 above; (v) prepare, file and sign a Grantor’s name on any Proof of Claim in bankruptcy, notice of Lien, assignment or satisfaction of Lien or similar document in any action or proceeding adverse to any obligor under any Payment Collateral or otherwise in connection with any Payment Collateral; (vi) endorse the name of a Grantor upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Collateral; (vii) use the information recorded on or contained on a Grantor’s internet website or otherwise in any data processing equipment and computer hardware and software relating to any Collateral to which a Grantor has access; (viii) open such Grantor’s mail and collect any and all amounts due to such Grantor from any Account Debtors or other obligor in respect of Payment Collateral; (ix) take over such Grantor’s post office boxes or make other arrangements as the Secured Party deems necessary to receive such Grantor’s mail, including notifying the post office authorities to change the address for delivery of such Grantor’s mail to such address as the Secured Party may designate; (x) notify any or all Account Debtors or other obligor on any Payment Collateral that such Payment Collateral has been assigned to the Secured Party and that Secured Party has a security interest therein (provided that the Secured Party may at any time give such notice to an Account Debtor that is a department, agency or authority of the United States government); each Grantor hereby agrees that any such notice, in the Secured Party’s sole discretion, may (but need not) be sent on such Grantor’s stationery, in which event such Grantor shall co-sign such notice with the Secured Party if requested to do so by the Secured Party; and (xi) do all acts and things and execute all documents necessary, in Secured Party’s sole discretion, to collect the Payment Collateral; and
     (e) The right to sell all or any Collateral in its then existing condition, or after any further manufacturing or processing thereof, at such time or times, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, with or without representations and warranties, all as the Secured Party, in its sole discretion, may deem advisable. The Secured Party shall have the right to conduct such sales on a Grantor’s premises or elsewhere and shall have the right to use a Grantor’s premises without charge for such sales for such time or times as the Secured Party may see fit. The Secured Party may, if it deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that the Secured Party has no obligation to preserve rights to the Collateral against prior parties or to marshal any Collateral for the benefit of any Person. The Secured Party is hereby granted an irrevocable fully paid license or other right (including each Grantor’s rights under any license or any franchise agreement), each of which shall remain in full force and effect until the Facility Termination Date, to use, without charge, each of the labels, patents, copyrights, names, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature owned or licensed by any Grantor, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral. If any of the Collateral shall require repairs, maintenance, preparation or the like, or is in process or other unfinished state, the Secured Party shall have the right, but shall not be obligated, to perform such repairs, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such saleable form as the Secured Party shall deem appropriate, but the Secured Party shall have the right to sell or dispose of the Collateral without such processing and no Grantor shall have any claim against the Secured Party for the value that may have been added to such Collateral with such processing. In addition, each Grantor agrees that in the event notice is necessary under applicable law, written notice mailed to such Grantor in the manner specified herein ten (10) days prior to the date of public sale of any of the Collateral or prior to the date after which any private sale or other disposition of the Collateral will be made shall constitute commercially reasonable notice to such Grantor. All notice is hereby waived with respect to any of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Secured Party may purchase all or any part of the Collateral at public or, if permitted by law, private sale, free from any right of redemption which is hereby expressly waived by such Grantor and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations. Each Grantor recognizes that the Secured Party may be unable to effect a public sale of certain of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities (“Affected Collateral”), and that as a consequence of such prohibitions and restrictions the Secured Party may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire Affected Collateral for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Affected Collateral sold to any Person or group. Each Grantor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to such Grantor than if such Affected Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that the Secured Party has no obligation to delay the sale of any Affected Collateral for the period of time necessary to permit the Grantor or any other Person to register or otherwise qualify them under or exempt them from any applicable restriction, even if such Grantor or other Person would agree to register or otherwise qualify or exempt such Affected Collateral so as to permit a public sale under the Securities Act or applicable state law. Each Grantor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of Affected Collateral shall be deemed to be dispositions in a commercially reasonable manner. Each Grantor hereby acknowledges that a ready market may not exist for Affected Collateral that is not traded on a national securities exchange or quoted on an automated quotation system.
     The net cash proceeds resulting from the collection, liquidation, sale, or other disposition of the Collateral shall be applied first, to the expenses (including all Attorneys’ Costs) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like; second, to the satisfaction of all Secured Obligations in accordance with the terms of the Credit Agreement or as required by applicable law; and third, any remaining balance shall be remitted to the applicable Grantors or as a court of competent jurisdiction shall direct. Each Grantor shall be liable to the Secured Party, and shall pay to the Secured Party, on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral.
     12. Attorney-in-Fact. Each Grantor hereby appoints the Secured Party as the Grantor’s attorney-in-fact for the purposes of carrying out the provisions of this Security Agreement and taking any action and executing any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, that the Secured Party shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of a Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of a Default, the Secured Party shall have the right and power
     (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;
     (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;
     (c) to endorse such Grantor’s name on any checks, notes, drafts or any other payment relating to or constituting proceeds of the Collateral which comes into the Secured Party’s possession or the Secured Party’s control, and deposit the same to the account of the Secured Party on account and for payment of the Secured Obligations.
     (d) to file any claims or take any action or institute any proceedings that the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral; and
     (e) to execute, in connection with any sale or other disposition of Collateral provided for herein, any endorsement, assignments, or other instruments of conveyance or transfer with respect thereto.

     13. Reinstatement. The granting of a security interest in the Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Secured Party or is repaid by the Secured Party in whole or in part in good faith settlement of a pending or threatened avoidance claim, whether upon the insolvency, bankruptcy or reorganization of any Grantor or otherwise, all as though such payment had not been made. The provisions of this Section 13 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Security Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date.
     14. Certain Waivers by the Grantors. Each Grantor waives to the extent permitted by applicable law (a) any right to require the Secured Party or any other obligee of the Secured Obligations to (x) proceed against any Person or entity, including without limitation any Grantor, (y) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (z) pursue any other remedy in its power; (b) any defense arising by reason of any disability or other defense of any other Person, or by reason of the cessation from any cause whatsoever of the liability of any other Person or entity, (c) any right of subrogation, and (d) any right to enforce any remedy which the Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the Secured Party. Each Grantor authorizes the Secured Party and each other obligee of the Secured Obligations without notice (except notice required by applicable law) or demand and without affecting its liability hereunder or under the Loan Documents from time to time to: (i) take and hold security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Collateral herein described or any part thereof or any such other security; and (ii) apply such Collateral or other security and direct the order or manner of sale thereof as the Secured Party or obligee in its discretion may determine.
     The Secured Party may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to a Grantor and the receipt thereof by such Grantor shall be a complete and full acquittance for the Collateral so delivered, and the Secured Party shall thereafter be discharged from any liability or responsibility therefor.
     15. Continued Powers. Until the Facility Termination Date shall have occurred, the power of sale and other rights, powers and remedies granted to the Secured Party hereunder shall continue to exist and may be exercised by the Secured Party at any time and from time to time irrespective of the fact that any of the Secured Obligations or any part thereof may have become barred by any statute of limitations or that any part of the liability of any Grantor may have ceased.
     16. Other Rights. The rights, powers and remedies given to the Secured Party by this Security Agreement shall be in addition to all rights, powers and remedies given to the Secured Party under any other Loan Document or by virtue of any statute or rule of law. Any forbearance or failure or delay by the Secured Party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the Credit Agreement.
     17. Anti-Marshaling Provisions. The right is hereby given by each Grantor to the Secured Party to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Secured Party without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred hereunder, nor release any Grantor from personal liability for the Secured Obligations. Notwithstanding the existence of any other security interest in the Collateral held by the Secured Party, the Secured Party shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Security Agreement. Each Grantor hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or in any other Loan Document.
     18. Entire Agreement. This Security Agreement and each Security Joinder Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as contained in the Loan Documents. The express terms hereof and of the Security Joinder Agreements control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof or thereof. Neither this Security Agreement nor any Security Joinder Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.
     19. Third Party Reliance. Each Grantor hereby consents and agrees that all issuers of or obligors in respect of any Collateral, and all securities intermediaries, warehousemen, bailees, public officials and other Persons having any interest in, possession of, control over or right, privilege, duty or discretion in respect of, any Collateral shall be entitled to accept the provisions hereof and of the Security Joinder Agreements as conclusive evidence of the right of the Secured Party to exercise its rights hereunder or thereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to any of such Persons.
     20. Binding Agreement; Assignment. This Security Agreement and each Security Joinder Agreement, and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Grantor shall be permitted to assign this Security Agreement, any Security Joinder Agreement or any interest herein or therein or, except as expressly permitted herein or in the Credit Agreement, in the Collateral or any part thereof or interest therein. All references herein to the Secured Party shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.
     21. Severability. WHEREVER POSSIBLE, EACH PROVISION OF THIS SECURITY AGREEMENT SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SECURITY AGREEMENT SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE ONLY TO THE EXTENT OF SUCH LAW, SUCH PROVISION SHALL BE INEFFECTIVE ONLY TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SECURITY AGREEMENT.
     22. Counterparts. This Security Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart executed by the Grantor against whom enforcement is sought.
     23. Notices. Any notice required or permitted hereunder shall be given at the address for the giving of notice then in effect under the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.
     24. Joinder. Each Person that shall at any time execute and deliver to the Secured Party a Security Joinder Agreement substantially in the form attached as Exhibit A hereto shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Grantor and shall have thereupon pursuant to Section 2 hereof granted a security interest in and collaterally assigned to the Secured Party all Collateral in which it has at its Applicable Date or thereafter acquires any interest or the power to transfer, and all references herein and in the other Loan Documents to the Grantors or to the parties to this Security Agreement shall be deemed to include such Person as a Grantor hereunder. Each Security Joinder Agreement shall be accompanied by the Supplemental Schedules referred to therein, appropriately completed with information relating to the Grantor executing such Security Joinder Agreement and its property. Each of the applicable Schedules attached hereto shall be deemed amended and supplemented without further action by such information reflected on the Supplemental Schedules.
     25. Rules of Interpretation. The rules of interpretation contained in Sections 1.02, 1.03, and 1.04 of the Credit Agreement shall be applicable to this Security Agreement and each Security Joinder Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any credit extensions referred to herein or secured hereby.

26. Governing Law; Waivers.
     (a) THIS SECURITY AGREEMENT AND EACH SECURITY JOINDER AGREEMENT SHALL BE DEEMED TO BE EXECUTED AND HAS BEEN DELIVERED AND ACCEPTED IN CHICAGO, ILLINOIS BY SIGNING AND DELIVERING IT THERE. ANY DISPUTE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS SECURITY AGREEMENT AND EACH SECURITY JOINDER AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS AND NOT THE CONFLICTS OF LAW PROVISIONS OF THE STATE OF ILLINOIS; PROVIDED THAT (i) WITH RESPECT TO THOSE INSTANCES IN WHICH THE APPLICABLE CHOICE OF LAWS RULES OF SUCH STATE, INCLUDING SECTION 9-301 OF THE UCC, REQUIRE THAT THE MANNER OF CREATION OF A SECURITY INTEREST IN SPECIFIC COLLATERAL OR THE MANNER OR EFFECT OF PERFECTION OR NONPERFECTION OR THE RULES GOVERNING PRIORITY OF SECURITY INTERESTS ARE TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION, THEN THE LAWS OF SUCH OTHER JURISDICTION SHALL GOVERN SUCH MATTERS, (ii) EACH CONTROL AGREEMENT (INCLUDING EACH QUALIFYING CONTROL AGREEMENT) APPLICABLE TO ANY SECURITIES ACCOUNT OR DEPOSIT ACCOUNT SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION SPECIFIED IN SUCH CONTROL AGREEMENT, OR OTHERWISE BY THE LAWS OF THE JURISDICTION THAT GOVERN THE SECURITIES ACCOUNT OR DEPOSIT ACCOUNT TO WHICH SUCH CONTROL AGREEMENT RELATES, AND (iii) IN THOSE INSTANCES IN WHICH THE LAWS OF THE JURISDICTION IN WHICH COLLATERAL IS LOCATED GOVERN MATTERS PERTAINING TO THE METHODS AND EFFECT OF REALIZING ON COLLATERAL, SUCH LAWS SHALL BE GIVEN EFFECT WITH RESPECT TO SUCH MATTERS.
     (b) EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF COOK, STATE OF ILLINOIS, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT OR A SECURITY JOINDER AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

     (c) EACH GRANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH PARTY PROVIDED IN SECTION 25 OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF ILLINOIS.
     (d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE THE SECURED PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE ANY OTHER PARTY OR ANY OF SUCH PARTY’S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE UNDER APPLICABLE LAW.
     (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY EXPRESSLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.
     (f) EACH GRANTOR HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.
[Signature pages follow]

     IN WITNESS WHEREOF, the parties have duly executed this Security Agreement on the day and year first written above.

GRANTORS:

LAWSON PRODUCTS, INC., a Delaware corporation

By: Name:	/s/ Thomas Neri Thomas Neri
Title:	President

LAWSON PRODUCTS, INC., a Georgia corporation

By:	/s/ Thomas Neri

Name:	Thomas Neri
Title:	President

LAWSON PRODUCTS, INC., a New Jersey corporation

By:	/s/ Thomas Neri

Name:	Thomas Neri
Title:	President

LAWSON PRODUCTS, INC., a Nevada corporation

By:	/s/ Thomas Neri

Name:	Thomas Neri
Title:	President

LAWSON PRODUCTS, INC., a Texas corporation

By:	/s/ Thomas Neri

Name:	Thomas Neri
Title:	President

LP SERVICE CO., an Illinois corporation

By:	/s/ Thomas Neri

Name:	Thomas Neri
Title:	President

LPI HOLDINGS, INC., an Illinois corporation

By:	/s/ Thomas Neri

Name:	Thomas Neri
Title:	President

CRONATRON WELDING SYSTEMS, LLC, a North Carolina limited liability company

By:	/s/ Thomas Neri

Name:	Thomas Neri
Title:	President

DRUMMOND AMERICAN I LLC, an Illinois
limited liability company

By:	/s/ Thomas Neri

Name:	Thomas Neri
Title:	President

ASSEMBLY COMPONENT SYSTEMS, INC., an Illinois
corporation

By:	/s/ Thomas Neri

Name:	Thomas Neri
Title:	Chief Executive Officer

AUTOMATIC SCREW MACHINE PRODUCTS COMPANY, INC., an Alabama corporation

By:	/s/ Thomas Neri

Name:	Thomas Neri
Title:	Chief Executive Officer

C. B. LYNN COMPANY, an Illinois corporation

By:	/s/ Thomas Neri

Name:	Thomas Neri
Title:	President

RUTLAND TOOL & SUPPLY CO., A Nevada corporation

By:	/s/ Thomas Neri

Name:	Thomas Neri
Title:	Chief Executive Officer

SECURED PARTY:

BANK OF AMERICA, N.A., as Secured Party

By: Name:	/s/ David Bacom David Bacon
Title:	Vice President

Exhibit A-1